As filed with the Securities and Exchange Commission on September 28, 2018

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINGSWAY FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Its Charter)

Ontario*	6331	Not applicable
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

45 St. Clair Avenue West, Suite 400

Toronto, Ontario, Canada M4V 1K9

(416) 848-1171

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

with copies to:

John T. Fitzgerald	Eric Orsic
President and Chief Executive Officer	McDermott Will & Emery LLP
Kingsway Financial Services Inc.	444 West Lake Street, Suite 4000
150 Pierce Road, 6th Floor	Chicago, IL 60606-0029
(847) 700-9154	(312) 372-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the consummation of the Domestication transaction covered hereby.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	23,660,855(1)	$2.9625(2)	$70,095,283	$8,727

(1)

Includes the shares into which all Common Shares of Kingsway that are issued and outstanding immediately prior to the Domestication (as hereinafter defined) will be converted in the Domestication, based on the number of Common Shares of Kingsway outstanding on September 25, 2018.

(2)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common shares of Kingsway on the New York Stock Exchange on September 25, 2018 ($2.9625 per share), in accordance with Rule 457(f)(1).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*

The Registrant intends, subject to shareholder approval, to effect domestication under Section 388 of the General Corporation Law of the State of Delaware, pursuant to which the Registrant’s state of incorporation will be Delaware.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION — DATED SEPTEMBER 28, 2018

KINGSWAY FINANCIAL SERVICES INC.

PROPOSED DOMESTICATION — YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

We are furnishing this management proxy circular to shareholders of Kingsway Financial Services Inc. in connection with the solicitation of proxies by our management for use at a Special Meeting of our shareholders. The meeting will be held on [                ], 2018 at [        ] a.m. (Toronto time), at Norton Rose Fulbright Canada LLP, Suite 3800, Royal Bank Plaza, South Tower, Toronto, Ontario, M5J 2Z4.

The purpose of the meeting is to obtain shareholder approval to change our jurisdiction of incorporation from the province of Ontario to the State of Delaware in the United States of America through the adoption of a certificate of corporate domestication and a new certificate of incorporation.

We believe that our Domestication will enable us to eliminate a number of potentially material income tax inefficiencies we believe we would inevitably encounter, particularly once we close our previously announced sale of our property-casualty insurance companies including the related distribution to Kingsway America Inc., a subsidiary of Kingsway Financial Services Inc., of the passive investments currently owned by our property-casualty insurance companies. We believe our Domestication will also reduce operating expenses and transactional inefficiencies that currently result from being subject to Canadian corporate laws despite having no operations in Canada.

We chose the State of Delaware to be our domicile because the more favourable corporate environment afforded by Delaware will help us compete effectively in raising the capital necessary for us to continue to implement our strategic plan, particularly our announced focus on growing our extended warranty segment with accretive acquisitions.

If we complete the Domestication, we will continue our legal existence in Delaware as if we had originally been incorporated under Delaware law. In addition, each outstanding Common Share of Kingsway Financial Services Inc. as an Ontario corporation will then represent one Common Share of Kingsway Financial Services Inc. as a Delaware corporation. Our Common Shares are currently traded on the New York Stock Exchange (“NYSE”) and on the Toronto Stock Exchange (“TSX”) under the symbol “KFS,” and our Series B Warrants are traded on the TSX under the symbol “KFS-WV”. In connection with the Domestication, we anticipate seeking to delist our Common Shares and Series B Warrants from the TSX. We also anticipate reduced listing fees in connection with delisting from the TSX. Following the completion of our Domestication, our Common Shares will continue to be listed on the NYSE under the symbol “KFS” and our Series B Warrants will continue to be listed on the OTC under the symbol “KFSYF.” Our Common Shares and Series B Warrants will no longer be listed on the TSX following the completion of the Domestication.

The proposal for Domestication is subject to approval by at least two-thirds of the votes cast by the holders of our Common Shares, voting together as a single class, whether in person or by proxy at a meeting. Dissenting shareholders have the right to be paid the fair value of their shares under Section 185 of the Ontario Business Corporations Act. Our Board of Directors has reserved the right to terminate or abandon our Domestication at any time prior to its effectiveness, notwithstanding shareholder approval, if it determines for any reason that the consummation of our Domestication would be inadvisable or not in our and your best interests.

The Board may, in its sole discretion, decide not to act on this Resolution even if the Resolution is passed by shareholders. The Board’s determination in this regard may specifically include considering whether shareholders exercise dissent rights, and, if so, the number of shareholders that exercise such dissent rights, and the corresponding costs to the Corporation of effecting the Domestication with respect to the exercise of such dissent rights.

If approved by our shareholders, it is anticipated that the Domestication will become effective on or about [                ], 2018 or as soon as practicable after the meeting of our shareholders.

Direct Registration Statements (DRS) have been provided to holders of our Kingsway Financial Services Inc. Class A Preferred Shares, Series 1 non-voting shares and Common Shares voting shares. The DRS will represent the same number of the same class of shares of our capital stock after the Domestication without any action on your part. We will issue new stock certificates to you representing shares of capital stock of Kingsway Financial Services Inc. as a Delaware corporation upon a transfer of the shares by you or at your request.

The accompanying management proxy circular provides a detailed description of our proposed Domestication and other information to assist you in considering the proposal on which you are asked to vote. We urge you to review this information carefully and, if you require assistance, to consult with your financial, tax or other professional advisers.

Our Board of Directors unanimously recommends that you vote FOR the approval of our Domestication as further described in this management proxy circular.

Your vote is very important. Whether or not you plan to attend the meeting, we ask that you indicate the manner in which you wish your shares to be voted and sign and return your proxy as promptly as possible in the enclosed envelope so that your vote may be recorded. If your shares are registered in your name, you may vote your shares in person if you attend the meeting, even if you send in your proxy.

We appreciate your continued interest in our company.

Very truly yours,
/s/ Terence M. Kavanagh
Terence M. Kavanagh
Chairman of the Board of Directors

These securities involve a high degree of risk. See “Risk Factors” beginning on page 12 of this management proxy circular for a discussion of specified matters that should be considered.

Neither the Securities and Exchange Commission nor any state securities commission, or similar authority in any province of Canada, has approved or disapproved of these securities or determined if the management proxy circular is truthful or complete. Any representation to the contrary is a criminal offense.

This management proxy circular is dated [                ], 2018 and is first being mailed to shareholders on or about [                ], 2018.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF

KINGSWAY FINANCIAL SERVICES INC.

MANAGEMENT PROXY CIRCULAR

FOR THE MEETING TO BE HELD ON [                ], 2018

DATED [                ], 2018

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT a special meeting (the “Meeting”) of the shareholders of Kingsway Financial Services Inc. (the “Corporation”) will be held at [                ] (Toronto time) on [                ], 2018 at the offices of Norton Rose Fulbright Canada LLP, Suite 3800, Royal Bank Plaza, South Tower, Toronto, Ontario, M5J 2Z4, for the following purposes:

1)

To consider, and if deemed advisable, pass, with or without variation, a special resolution authorizing the board of directors to change the jurisdiction of incorporation of the Corporation from the province of Ontario to the State of Delaware, as described in greater detail in the accompanying management proxy circular (the “Resolution”); and

2)	To transact such other business as may properly come before the Meeting, and any postponements or adjournments thereof.

The accompanying management proxy circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice of Meeting.

Only shareholders of record at the close of business on [                ], 2018 are entitled to notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof.

SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON SHOULD COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY, AND RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR OVER THE INTERNET.

Registered shareholders have the right to dissent in respect of the Resolution pursuant to Section 185 of the Ontario Business Corporations Act (“OBCA”). It is recommended that any shareholder wishing to avail itself of its dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 185 of the OBCA may prejudice any such rights. See the section entitled “Dissenting Rights of Shareholders” in the accompanying management proxy circular.

Proxies to be used at the Meeting must be deposited with Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, before [                ](Toronto time) on [                ], 2018, or if the Meeting is adjourned or postponed, no later than 5:00 p.m. (Toronto time) on the second business day preceding the day to which the Meeting is adjourned or postponed. The proxy voting cut-off may be waived or extended by the Chairman of the Board at his discretion without notice.

By Order of the Board of Directors

“Terence M. Kavanagh”

Terence M. Kavanagh

Chairman of the Board of Directors

Toronto, Ontario

[                ], 2018

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON [                ] 2018.

The management proxy circular and Annual Report on Form 10-K, including all amendments thereto, are available on our website, www.kingsway-financial.com.

REFERENCES TO ADDITIONAL INFORMATION

This management proxy circular incorporates important information that is not included in or delivered with this management proxy circular. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and through the SEC’s website at www.sec.gov.

You may request copies of and any of the documents incorporated by reference into this management proxy circular or other information concerning Kingsway Financial Services Inc., without charge, by written request to Kingsway Financial Services Inc., Attention: Investor Relations, 45 St. Clair Avenue West, Suite 400, Toronto, Ontario, M4V 1K9 Canada.

In order for you to receive timely delivery of the documents in advance of the Meeting, you must request the information no later than five business days prior to the date of the Meeting, by [                ], 2018.

MANAGEMENT PROXY CIRCULAR

QUESTIONS AND ANSWERS ABOUT DOMESTICATION AND THE MEETING

The following are some questions that you, as a shareholder of Kingsway Financial Services Inc. may have regarding the Domestication (as defined below) and the Meeting of the Corporation’s shareholders (which is referred to as the Meeting in this management proxy circular), and brief answers to those questions. Unless otherwise provided in this management proxy circular (the “Circular”), references to the “Corporation,” “we,” “us,” and “our” refer to Kingsway Financial Services Inc., a corporation formed under the laws of Ontario, prior to the Domestication. References to “Kingsway Delaware” refer solely to Kingsway Financial Services Inc., a Delaware corporation, as of the effective time of the Domestication. We urge you to read carefully the remainder of this Circular because the information in this section may not provide all the information that might be important to you with respect to the Domestication being considered at the Meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this Circular.

Set forth below in a question and answer format is general information regarding the Meeting, to which this Circular relates. This general information regarding the Meeting is followed by a more detailed summary of the process relating to, reasons for and effects of our proposed change in jurisdiction of incorporation to which we refer in this Circular as the Domestication.

Q:	What am I voting on?

A:

Shareholders are voting on a special resolution authorizing us to change the jurisdiction of the Corporation from the province of Ontario to the State of Delaware and adopt a certificate of incorporation of Kingsway Financial Services Inc. to be effective as of the date of the Corporation’s Domestication.

Q.	Who is entitled to vote?

A:

Shareholders as of the close of business on the Record Date are entitled to vote. Each common share of the Corporation (a “Common Share”) is entitled to one (1) vote on those items of business identified in the Notice of Meeting. Holders of the currently outstanding class A convertible preferred shares, series 1 of the Corporation (the “Preferred Shares”) are not entitled to vote at the Meeting. The form of proxy you received indicates the number of Common Shares that you own and are entitled to vote.

Q:	How do I vote?

A:	If you are a registered shareholder there are a number of ways you can vote your Common Shares:

•	In Person: You may vote in person at the Meeting.

•

By Mail: You may sign the enclosed form of proxy appointing the named persons or some other person you choose, who need not be a shareholder, to represent you as proxyholder and vote your Common Shares at the Meeting. Return the form of proxy by mail to:

Computershare Investor Services

100 University Avenue, 8th Floor

Toronto, Ontario

M5J 2Y1

•

By Telephone: Shareholders located in Canada or in the United States may vote by telephone by calling 1-866-732-8683. You will need to enter the 15-digit control number provided on the form of proxy to vote your Common Shares over the phone.

•

By Internet: You may vote over the Internet by going to www.investorvote.com. You will need to enter the 15-digit control number provided on the form of proxy to vote your Common Shares over the internet.

•

Voting by telephone or on the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or on the Internet, instructions to do so are set forth on the form of proxy. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a control number, which appears on the form of proxy. These procedures allow shareholders to appoint a proxy to vote their Common Shares and to confirm that their instructions have been properly recorded. If you vote by telephone, you will not be able to appoint a proxyholder. If you vote by telephone or on the Internet, your vote must be received by [                ] (Toronto time), on [            ], 2018.

If you are a beneficial shareholder, the intermediary (usually a bank, trust company, broker, securities dealer or other financial institution) through which you hold your Common Shares will send you instructions on how to vote your Common Shares. Please follow the instructions on your voting instruction form.

Q:	What if I plan to attend the Meeting and vote in person?

A:

If you are a registered shareholder and plan to attend the Meeting on [                ], 2018 and wish to vote your Common Shares in person at the Meeting, do not complete or return the form of proxy. When you arrive to vote in person at the Meeting, please register with the transfer agent, Computershare Investor Services Inc. (“Computershare”), and your vote will be counted in person. If your Common Shares are held in the name of a nominee and you wish to attend the Meeting, refer to the answer to the question “If my Common Shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my Common Shares?” for voting instructions.

Q:	Who is soliciting my proxy?

A:

Your proxy is being solicited by or on behalf of management and the Board. The associated costs will be borne by the Corporation. The solicitations will be made primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Corporation, none of whom will receive additional compensation for assisting with the solicitation, and the estimated cost of which will be nominal. We encourage you to vote as soon as possible after carefully reviewing this Circular and all information incorporated by reference into this Circular.

Q:	What happens if I sign the form of proxy enclosed with this Circular?

A:

Signing the enclosed form of proxy gives authority to Terence M. Kavanagh, Chairman of the Board, or failing him, John T. Fitzgerald, President and Chief Executive Officer of the Corporation, respectively, or to another person you have appointed, to vote your Common Shares at the Meeting.

Q:	Can I appoint someone other than these representatives to vote my Common Shares?

A:

Yes, you may appoint a person or company to represent you at the Meeting other than the persons assigned in the form of proxy. Write the name of this person or entity, who need not be a shareholder, in the blank space provided in the form of proxy. It is important to ensure that any other person you appoint is attending the Meeting and is aware that he or she has been appointed to vote your Common Shares. Proxyholders should, upon arrival at the Meeting, register with Computershare.

Q:	What do I do with my completed proxy?

A:

Return it to Computershare in the envelope provided or at Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. Your form of proxy must be received by Computershare by no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time and the date of the Meeting, or in the case of any adjournment or postponement thereof, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time and the date at which the Meeting is reconvened. This will ensure that your vote is recorded. The proxy voting cut-off may be waived or extended by the Chairman of the Board at his discretion without notice.

Q:	How will my Common Shares be voted if I give my proxy?

A:

On the form of proxy, you can indicate how you want your proxyholder to vote your Common Shares, or you can let your proxyholder decide for you. Your proxyholder must vote or withhold from voting in accordance with your instructions on any ballot that may be called for, and if you have specified on the form of proxy how you want your Common Shares to be voted on any matter to be acted upon, your Common Shares will be voted accordingly.

If you have not specified on the form of proxy how you want your Common Shares to be voted on a particular issue, then your proxyholder can vote your Common Shares as he or she sees fit in accordance with their best judgment.

In the absence of such directions, however, the management nominees will vote your Common Shares in favour of the Resolution.

Q:	If I change my mind, can I revoke or change my proxy once I have given it?

A:	Yes. You may revoke your proxy and change your vote at any time before the Meeting in one of four ways:

(i)

Send a written notice that is received by the deadline specified below stating that you revoke your proxy to the Corporation’s Executive Vice President & Chief Financial Officer at the following address: 45 St. Clair Avenue West, Suite 400, Toronto, Ontario, M4V 1K9 Canada. The statement must be signed by you or your attorney as authorized in writing or, if the shareholder is a corporation, signed under its corporate seal or by a duly authorized officer or attorney of the corporation;

(ii)	If you sent a form of proxy by mail, complete a new form of proxy bearing a later date and properly submit it so that it is received before the deadline set forth below;

(iii)

Log onto the Internet website specified on the form of proxy in the same manner you would to submit your proxy electronically or call the toll-free number specified on the form of proxy prior to the Meeting, in each case if you are eligible to do so, and follow the instructions on the form of proxy; or

(iv)	Appear in person at the Meeting, declare your prior proxy to be revoked and then vote in person at the Meeting (although merely attending the Meeting will not revoke your proxy).

Any revocation of a proxy must be delivered either to the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement of the Meeting, or to the Chairman of the Board on the day of the Meeting, [                ], 2018, or any adjournment or postponement of the Meeting, prior to the time of the Meeting.

Q:	What if amendments are made to the matter to be voted upon or if other matters are brought before the Meeting?

A:

The persons named in the form of proxy will have discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment or postponement thereof, whether or not the amendment, variation or other matter that comes before the Meeting is routine, and whether or not the amendment, variation or other matter that comes before the Meeting is contested.

As of the date of this Circular, management of the Corporation and the Board know of no such amendment, variation or other matter expected to come before the Meeting. If any other matter properly comes before the Meeting, the persons named in the accompanying form of proxy will vote on such matter in accordance with their best judgment.

Q:	What are the tax consequences of the Domestication?

A:	Canadian Income Tax Considerations

Under the Income Tax Act (Canada), the Domestication will cause the Corporation to cease to be resident in Canada and as a result the Corporation will be deemed to have a tax year end. The Corporation will also be deemed to have disposed of each of its properties immediately before its deemed year end for proceeds of disposition equal to the fair market value of such properties and to have reacquired such properties immediately thereafter at a cost amount equal to fair market value. The Corporation will be subject to income tax on any income and net taxable capital gains realized as a result of the deemed dispositions of its properties. The Corporation will also be subject to an additional “emigration tax” on the amount by which the fair market value, immediately before its deemed year end resulting from the Domestication, of all of the property owned by the Corporation, exceeds the total of certain of its liabilities and the paid-up capital of all the issued and outstanding shares of the Corporation immediately before the deemed year end. Management of the Corporation has advised that, in its view and as of the date hereof, (i) the fair market value of the property of the Corporation does not exceed the adjusted cost base of such property and (ii) the aggregate of the paid-up capital of the shares and the liabilities of the Corporation is not less than the aggregate fair market value of all of the property of the Corporation. Accordingly, management of the Corporation expects that the deemed disposition of the Corporation’s properties that will occur on the Domestication will not result in any taxable income to the Corporation under Part I of the Income Tax Act (Canada) and that the Domestication will not result in any liability for emigration tax.

Shareholders who are resident in Canada for purposes of the Income Tax Act (Canada) will not be considered to have disposed of their Common Shares as a result of the Domestication. If a Canadian resident shareholder sells or otherwise disposes of Common Shares following the Domestication, such shareholder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition for the Common Shares exceed (or are exceeded by) the aggregate of the adjusted cost base of such Common Shares and any reasonable costs of disposition.

The foregoing is a brief summary of the principal income tax considerations only and is qualified in its entirety by the more detailed description of income tax considerations in the “Canadian Income Tax Considerations” section of this Circular, which shareholders are urged to read. This summary does not discuss all aspects of Canadian tax consequences that may apply in connection with the Domestication. Shareholders should consult their own tax advisors as to the tax consequences of the Domestication applicable to them.

U.S. Federal Income Tax Considerations

As discussed more fully under “U.S. Federal Income Tax Considerations” below, it is intended that the Domestication will constitute a tax-free reorganization within the meaning of Section 368(a)(l)(F) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the Domestication so qualifies, U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) of Common Shares will be subject to Section 367(b) of the Code and, as a result:

A U.S. Holder of Common Shares whose Common Shares have a fair market value of less than $50,000 USD on the date of the Domestication will not recognize any gain or loss and will not be required to include any part of Corporation’s earnings in income.

A U.S. Holder of Common Shares whose Common Shares have a fair market value of $50,000 USD or more, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power of all classes of Common Shares entitled to vote, will generally recognize gain (but not loss) on the deemed exchange of Common Shares for Kingsway Delaware Common Shares pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367) attributable to its Common Shares provided certain other requirements are satisfied.

A U.S. Holder of Common Shares whose Common Shares have a fair market value of $50,000 USD or more, and who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power of all classes of Common Shares entitled to vote, will generally be required to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367) attributable to its Common Shares provided certain other requirements are satisfied.

The Corporation has calculated its earnings and profits for the tax years 2008 through 2017. Based on these calculations, the Corporation generated negative earnings and profits in the years 2011, 2013, 2014, 2016 and 2017 and positive earnings and profits in 2008, 2009, 2010, 2012 and 2015. However, there can be no assurance the Internal Revenue Service (“IRS”) would agree with our earnings and profits calculations. If the IRS does not agree with our earnings and profits calculations, a shareholder may owe additional U.S. federal income taxes as a result of the Domestication. The Corporation intends to provide on its website (kingsway-financial.com) information regarding the Corporation’s earnings and profits for the years 2008 through 2017, which will be updated to include 2018 (through the date of the Domestication) once the information is available. Currently, the Corporation does not anticipate that it will generate a positive earnings and profits in 2018 through the date of the Domestication. However, there can be no assurance that once all of the Corporation’s activities through the date of the Domestication are considered, the Corporation’s 2018 earnings and profits will remain negative.

As discussed further under “U.S. Federal Income Tax Considerations” below, the Corporation believes that it was not a passive foreign investment company (“PFIC”) before 2018 and it does not anticipate that it will be a PFIC in 2018, but there can be no assurance that the Corporation will not become a PFIC in 2019. Accordingly, the Domestication will likely not be a taxable event for any U.S. Holder under the PFIC rules if the Domestication occurs during 2018. The determination of whether a foreign corporation is a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination. Therefore, the IRS might not agree that the Corporation is not and has never been a PFIC. If the Corporation is considered a PFIC for U.S. federal income tax purposes, proposed Treasury Regulations, if finalized in their current form, would generally require U.S. Holders of Common Shares to recognize gain on the deemed exchange of Common Shares for Kingsway Delaware Common Shares pursuant to the Domestication unless such U.S. Holder has made certain tax elections with respect to such holder’s Common Shares. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on complex rules designed to offset the tax deferral to such holders on the undistributed earnings, if any, of the Corporation. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) will be adopted. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see “U.S. Federal Income Tax Considerations” beginning on page 22 of this Circular.

Additionally, the Domestication may cause non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) to become subject to U.S. federal income withholding taxes on any dividends paid in respect of such non-U.S. Holder’s Kingsway Delaware Common Shares subsequent to the Domestication.

The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the Domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see “U.S. Federal Income Tax Considerations” beginning on page 22 of this Circular.

The foregoing is a brief summary of the principal income tax considerations only and is qualified in its entirety by the more detailed description of income tax considerations in the “U.S. Federal and Canadian Income Tax Considerations” section of this Circular, which shareholders are urged to read. This summary does not discuss all aspects of the United States and Canadian tax consequences that may apply in connection with the Domestication. Shareholders should consult their own tax advisors as to the tax consequences of the Domestication applicable to them.

Q.	How many Common Shares are entitled to vote?

A:

As of the Record Date, there were [            ] Common Shares entitled to be voted at the Meeting. Each registered shareholder has one (1) vote for each Common Share held at the close of business on the Record Date.

Q:	What vote is required to approve the Domestication?

A:	Two-thirds of those votes cast at the Meeting by the holders of Common Shares.

Q:	How will the votes be counted?

A:

Approval of the Domestication requires two-thirds of votes cast at the Meeting by holders of Common Shares. In the case of equal votes, the Chairman of the Meeting is not entitled to a second or casting vote. Abstentions from voting and broker non-votes will not be counted and will have no effect on the approval of matters to be considered at the Meeting. A “broker non-vote” occurs when a broker does not vote on some matter on the form of proxy because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q:	Who counts the votes?

A:	The Corporation’s transfer agent, Computershare, counts and tabulates the proxies.

Q:	If I need to contact the transfer agent, how do I reach them?

A:	You can contact the transfer agent as follows:

by mail:	by telephone or email:
Computershare Investor Services Inc. Proxy Department 100 University Avenue, 8th Floor Toronto, Ontario, M5J 2Y1	within Canada and the United States at 1-800-564-6253 all other countries at (416) 981-9633 or by email: service@computershare.com

Q:	If my Shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my Shares?

A:	Generally, your Common Shares may be voted in one of two ways:

(i)

Unless you have previously informed your nominee that you do not wish to receive material relating to the Meeting, you will have received this Circular from your nominee, together with a request for voting instructions for the number of Common Shares you hold. If you do not plan on attending the Meeting, or do not otherwise wish to vote in person at the Meeting, please follow the voting instructions provided by your nominee.

(ii)

If you wish to attend and vote your Common Shares at the Meeting, the Corporation will have no record of your shareholdings or of your entitlement to vote unless your nominee has appointed you as proxyholder. Therefore, if you wish to vote in person at the Meeting, insert your own name in the space provided on the voting instruction form sent to you by your nominee. Then sign and return the voting instruction form by following the signing and returning instructions provided by your nominee. By doing so, you are instructing your nominee to appoint you as proxyholder. Do not otherwise complete the voting instruction form as your vote will be taken at the Meeting. Please register with the transfer agent, Computershare, upon arrival at the Meeting.

Notwithstanding the foregoing, shareholders must explicitly follow any instructions provided by their nominee.

Q:	How can I obtain additional information about the Corporation?

A:

Financial Information is provided in our Annual Report on Form 10-K for the year ended December 31, 2017, and all amendments thereto (the “Form 10-K”), can be found under the Corporation’s name on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, on the Securities and Exchange Commission’s (“SEC”) Electronic Data Gathering, Analysis, and Retrieval System

(“EDGAR”) at www.sec.gov, or on our website at www.kingsway-financial.com. We will furnish to any shareholder, upon written request, any exhibit described in the list accompanying the Form 10-K without charge. Any such requests should include a representation that the shareholder was the beneficial owner of Common Shares on the Record Date, and should be directed to Kingsway Financial Services Inc., Attention: Investor Relations, 45 St. Clair Avenue West, Suite 400, Toronto, Ontario M4V 1K9 Canada. You may also access the exhibits described in the Form 10-K through the SEC website at www.sec.gov.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our Exchange Act filings, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549, upon payment of the SEC’s customary fees. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.

KINGSWAY FINANCIAL SERVICES INC.

MANAGEMENT PROXY CIRCULAR

SUMMARY

This summary highlights selected information appearing elsewhere in this the Circular, and does not contain all the information that you should consider in making a decision with respect to the proposal described in this Circular. You should read this summary together with the more detailed information incorporated by reference into this Circular, including our financial statements and the related notes incorporated by reference into this Circular from our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequently filed Quarterly Reports on Form 10-Q, and the exhibits attached hereto. You should carefully consider, among other things, the matters discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are included in this Circular or are incorporated by reference into this Circular. You should read this Circular and the documents incorporated by reference into this Circular in their entirety.

All of the dollar amounts in this Circular are expressed in U.S. dollars, except where otherwise indicated. References to “dollars” or “$” are to U.S. dollars, and any references to “CAD$” are to Canadian dollars.

Kingsway Financial Services Inc.

45 St. Clair Avenue West, Suite 400,

Toronto, Ontario, M4V 1K9 Canada

(416) 848-1171

Kingsway Financial Services Inc. is currently a Canadian holding company with operating subsidiaries located in the United States. We own or control subsidiaries primarily in the insurance, extended warranty, asset management and real estate industries. Kingsway Financial Services Inc. conducts its business through the following two reportable segments: Extended Warranty (formerly Insurance Services) and Leased Real Estate. Extended Warranty and Leased Real Estate conduct their business and distribute their products in the United States.

Quorum

A quorum is required in order for the Meeting to be properly constituted. Two (2) or more shareholders personally present and representing, either in their own right or by proxy, not less than twenty-five percent (25%) of the issued and outstanding Common Shares shall constitute a quorum of the Meeting.

Continuation of the Corporation from the Province of Ontario to the State of Delaware (see page 17)

The Board is proposing to change the Corporation’s jurisdiction of incorporation from the province of Ontario to the State of Delaware pursuant to a “continuance” effected in accordance with Section 181 of the Ontario Business Corporations Act (“OBCA”), also referred to as a “domestication” (the “Domestication”) under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation will become subject to the DGCL on the date of the Domestication, but will be deemed for the purposes of the DGCL to have commenced its existence in Delaware on the date the Corporation originally commenced its existence in Ontario. Under the DGCL, a corporation becomes domesticated in Delaware by filing a certificate of corporate domestication and a certificate of incorporation for the corporation being domesticated. The Board has unanimously approved the Corporation’s Domestication and the related certificate of incorporation, believes it to be in the Corporation’s best interests and in the best interests of its shareholders, and unanimously recommends approval of the Domestication to its shareholders.

The Domestication will be effective on the date set forth in the certificate of corporate domestication and the certificate of incorporation, as filed with the office of the Secretary of State of the State of Delaware. Thereafter, the Corporation will be subject to the certificate of incorporation filed in Delaware. Proposed forms of the certificate of corporate Domestication, the certificate of incorporation and amended and restated by-laws that will be adopted by the Corporation are set out in Exhibits B, C and D, respectively.

Risk Factors (see page 12)

In evaluating the Domestication, you should carefully read this Circular and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 12 of this Circular.

The Meeting; Shareholders Entitled to Vote; Required Vote (see page 15)

The Meeting of the Shareholders to be held on [                ], 2018 at [                ] (Toronto time) at the offices of Norton Rose Fulbright Canada LLP, Suite 3800, Royal Bank Plaza, South Tower, Toronto, Ontario, M5J 2Z4. At the Meeting, the Corporation’s shareholders will be asked to:

1)

Consider and, if deemed advisable, pass, with or without variation, a special resolution authorizing the board of directors to change the jurisdiction of incorporation of the Corporation from the province of Ontario to the State of Delaware, as described herein; and

2)	Transact such other business as may properly come before the Meeting, and any postponements or adjournments thereof.

Only shareholders of record at the close of business on [                ], 2018 are entitled to notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof.

The authorized capital of the Corporation consists of an unlimited number of “Common Shares” and an unlimited number of Preferred Shares issuable in series. As of the close of business on [                ], 2018, the record date for the Meeting (the “Record Date”), [            ] Common Shares were outstanding of which [                ] Common Shares are currently restricted from voting (each a “Restricted Common Share”) pursuant to the Corporation’s 2013 Equity Incentive Plan, as amended (the “2013 Equity Incentive Plan”). The Restricted Common Shares represent [    ]% of the Common Shares; therefore, there are [            ] Common Shares entitled to vote at the Meeting. Each Common Share is entitled to one (1) vote. The Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “KFS.”

As of the close of business on [                ], 2018, there were 222,876 Preferred Shares issued and outstanding. Each Preferred Share is convertible into 6.25 Common Shares at a conversion price of $4.00 per Common Share at the option of the holder at any time prior to April 1, 2021. The currently outstanding Preferred Shares are not entitled to vote at the Meeting. Holders of Preferred Shares have no right to participate if a takeover bid is made for the Common Shares.

Stock Ownership of Directors and Executive Officers

As of the Record Date, the directors and executive officers of the Corporation beneficially owned and were entitled to vote [            ] shares of the Corporation’s Common Shares, which represent approximately [    ]% of Corporation’s Common Shares outstanding on that date.

Regulatory Approvals; Canadian and US Securities Laws and Stock Exchange Implications.

We anticipate that we will file with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation pursuant to Section 388 of the DGCL, and that we will be domesticated in Delaware on the effective date of such filings.

Concurrently with the Domestication, the Corporation anticipates seeking to voluntarily delist its Common Shares and Series B Warrants from the Toronto Stock Exchange (“TSX”). After the Domestication, the Corporation will continue to be a reporting issuer in all provinces and territories of Canada and will remain subject to the securities laws applicable in such jurisdictions. Accordingly, the Corporation will remain subject to the securities laws applicable in such jurisdictions, including continuous disclosure requirements and requirements and timelines with respect to communications with beneficial owners of common stock.

The Domestication will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share, Preferred Share or Series B Warrant at the time of the Domestication will remain issued and outstanding as a Common Share, Preferred Share or Series B Warrant, as applicable, after our corporate existence is continued from Ontario under the OBCA and domesticated in Delaware under the DGCL. Following the completion of the Domestication, our Common Shares will continue to be listed on the NYSE, under the symbol “KFS.” The Corporation will continue to be subject to the rules and regulations of the NYSE and the obligations imposed by each securities regulatory authority in the United States, including the SEC. The Corporation will continue to file periodic reports with the SEC pursuant to the Exchange Act.

Effects of Change of Jurisdiction (see page 18)

The Domestication will not interrupt our corporate existence or operations. Each outstanding Common Share, Preferred Share or Series B Warrant at the time of the Domestication will remain issued and outstanding as Common Share, Preferred Share or Series B warrant, as applicable, after our corporate existence is continued from Ontario under the OBCA and domesticated in Delaware under the DGCL.

While the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of an OBCA corporation, there are certain differences. Attached as Exhibit F to this Circular is a summary of the most significant differences in shareholder rights. This summary is not intended to be complete and is qualified in its entirety by reference to the DGCL, the OBCA and the governing corporate instruments of the Corporation. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Resolution.

Principal Reasons for the Domestication (see page 17)

The Corporation believes that our Domestication will enable us to eliminate a number of potentially material income tax inefficiencies we believe we would inevitably encounter, particularly once we close our previously announced sale of our property-casualty insurance companies including the related distribution to Kingsway America Inc., a subsidiary of Kingsway Financial Services Inc., of the passive investments currently owned by our property-casualty insurance companies. We believe our Domestication will also reduce operating expenses and transactional inefficiencies that currently result from being subject to Canadian corporate laws despite having no operations in Canada. The Corporation chose the State of Delaware to be our domicile because the more favourable corporate environment afforded by Delaware will help us compete effectively in raising the capital necessary for us to continue to implement our strategic plan, particularly our announced focus on growing our extended warranty segment with accretive acquisitions. For many years, Delaware has followed a policy of encouraging public companies to incorporate in the state by adopting comprehensive corporate laws that are revised regularly in response to developments in modern corporate law and changes in business circumstances. The Delaware courts are known for their considerable expertise in dealing with complex corporate issues and providing predictability through a substantial body of case law construing Delaware’s corporate law. Coupled with an active bar known for continually assessing and recommending improvements to the DGCL, these factors add greater certainty in complying with fiduciary responsibilities and assessing risks associated with conducting business.

In considering its recommendation in favour of the Domestication, our Board weighed our estimated tax liability, which we do not consider to be material, arising from this transaction against our potential tax liability, which we believe could be material, that might arise were we to not undertake the Domestication. See “U.S. Federal and Canadian Income Tax Considerations.”

For the reasons set forth above, our Board believes that the estimated benefits of Domestication outweigh any potential tax liability, which we do not consider to be material, resulting from the Domestication.

Tax Consequences of the Domestication. (see page 22)

See “U.S. Federal and Canadian Income Tax Considerations” for important information regarding tax consequences relating to the Domestication.

Shareholders should consult their own tax advisors for advice with respect to the tax consequences to them of the Domestication in their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Accounting Treatment of the Domestication (see page 21)

There will be no accounting effect or change in the carrying amount of the assets and liabilities of the Corporation as a result of the Domestication. The business, capitalization, assets, liabilities and financial statements of the Corporation immediately following the Domestication will be the same as those immediately prior to the Domestication. There will also not be any accounting impact regarding the change in par value in the shares of the Corporation as a result of the Domestication.

Shareholder Approval of Domestication (see page 19)

Shareholders will be asked at the Meeting to pass a special resolution (the “Resolution”) authorizing the Corporation to effect the Domestication as described herein.

Shareholders are entitled to dissent from the Resolution. See “Dissenting Rights of Shareholders” for a discussion of such rights.

The Board may, in its sole discretion, decide not to act on this Resolution even if the Resolution is passed by shareholders. The Board’s determination in this regard may specifically include considering whether shareholders exercise dissent rights, and, if so, the number of shareholders that exercise such dissent rights, and the corresponding costs to the Corporation of effecting the Domestication with respect to the exercise of such dissent rights.

The persons named in the enclosed form of proxy intend to vote at the meeting in favour of the Resolution. The complete text of the Resolution is attached as Exhibit A.

Dissent Rights of Shareholders (see page 19)

Registered shareholders have the right to dissent to the Resolution pursuant to Section 185 of the OBCA. It is recommended that any shareholder wishing to avail itself of its dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 185 of the OBCA may prejudice any such rights. This summary is expressly subject to Section 185 of the OBCA, the text of which is reproduced in its entirety in Exhibit E hereto. See “Dissenting Rights of Shareholders.”

RISK FACTORS

You should carefully consider the risks and uncertainties described below, together with all of the other information and risks included in, or incorporated by reference into, this Circular, including our consolidated financial statements and the related notes thereto incorporated by reference into this Circular from our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequently filed Quarterly Reports on Form 10-Q, before making a decision whether to vote for the proposal described in this Circular. The following risk factors and other information in, or incorporated by reference into, this Circular contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.

Risks Relating to the Domestication

The rights of our shareholders under Ontario law will differ from their rights under Delaware law, which will, in some cases, provide less protection to shareholders following the Domestication.

Upon consummation of the Domestication, our shareholders will become stockholders of a Delaware corporation. There are material differences between the OBCA and the DGCL and our current articles and proposed charter and by-laws. For example, under Ontario law, many significant corporate actions such as amending a corporation’s articles of incorporation, certain amalgamations (other than with a direct or indirect wholly-owned subsidiary), continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements and consummating a merger require the approval of at least two-thirds of the votes cast by shareholders, whereas under Delaware law, all that is required is a simple majority of the total voting power of all of those entitled to vote on the matter. Furthermore, shareholders under Ontario law are entitled to dissent with respect to a number of extraordinary corporate actions, including an amalgamation with another unrelated corporation, certain amendments to a corporation’s articles of incorporation or the sale of all or substantially all of a corporation’s assets, whereas under Delaware law, stockholders are only entitled to appraisal rights for certain mergers or consolidations. As shown by the examples above, if the Domestication is approved, our shareholders, in certain circumstances, may be afforded less protection under the DGCL than they had under the OBCA.

The proposed Domestication will result in additional direct and indirect costs whether or not completed.

The Domestication will result in additional direct costs. We will incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, franchise taxes and financial printing expenses in connection with the Domestication. The Domestication may also result in certain indirect costs by diverting the attention of our management and employees from the day-to-day management of the business, which may result in increased administrative costs and expenses.

The Domestication may result in adverse U.S. federal income tax consequences for shareholders.

U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) of Common Shares may be subject to U.S. federal income tax as a result of the Domestication.

A U.S. Holder who on the day of the Domestication beneficially owns (actually or constructively) Common Shares with a fair market value of $50,000 USD or more, but less than 10% of the total combined voting power of all classes of Common Shares entitled to vote, generally will recognize gain (but not loss) in respect of the Domestication as if such holder exchanged its Common Shares for Kingsway Delaware Common Shares in a taxable transaction, unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations) attributable to the Common Shares held directly by such holder.

A U.S. Holder who on the day of the Domestication beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of Common Shares entitled to vote, will generally be required to include in income, as a dividend, the “all earnings and profits amount” attributable to the Common Shares held directly by such holder.

The Corporation has calculated its earnings and profits for the tax years 2008 through 2017. Based on these calculations, the Corporation generated negative earnings and profits in the years 2011, 2013, 2014, 2016 and 2017 and positive earnings and profits in 2008, 2009, 2010, 2012 and 2015. However, there can be no assurance the IRS would agree with our earnings and profits calculations. If the IRS does not agree with our earnings and profits calculations, a shareholder may owe additional U.S. federal income taxes as a result of the Domestication.

The Corporation intends to provide on its website (kingsway-financial.com) information regarding the Corporation’s earnings and profits for the years 2008 through 2017, which will be updated to include 2018 (through the date of the Domestication) once the information is available. Currently, the Corporation does not anticipate that it will generate a positive earnings and profits in 2018 through the date of the Domestication. However, there can be no assurance that once all of the Corporation’s activities through the date of the Domestication are considered, the Corporation’s 2018 earnings and profits will remain negative.

Additionally, proposed Treasury Regulations with a retroactive effective date have been promulgated under Section 1291(f) of the Code which generally require that, a U.S. person who disposes of stock of a passive foreign investment company (“PFIC”) must recognize gain equal to the excess of the fair market value of such PFIC stock over its adjusted tax basis, notwithstanding any other provision of the Code. The Corporation believes that it was not a PFIC before 2018 and it does not anticipate that it will be a PFIC in 2018, but there can be no assurance that the Corporation will not become a PFIC in 2019. Accordingly, the Domestication will likely not be a taxable event for any U.S. Holder under the PFIC rules if the Domestication occurs during 2018. The determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination. Therefore, the IRS might not agree that the Corporation is not and has never been a PFIC. If the Corporation is considered a PFIC for U.S. federal income tax purposes, the proposed Treasury Regulations, if finalized in their current form, would generally require U.S. Holders of Common Shares to recognize gain on the deemed exchange of Common Shares for Kingsway Delaware Common Shares pursuant to the Domestication unless such U.S. Holder has made certain tax elections with respect to such holder’s Common Shares. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on complex rules designed to offset the tax deferral to such holders on the undistributed earnings, if any, of the Corporation. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) will be adopted.

Additionally, non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) of the Corporation’s Common Shares may become subject to withholding tax on any dividends paid on our stock subsequent to the Domestication.

All holders are strongly urged to consult a tax advisor for the tax consequences of the Domestication to their particular situation. For a more detailed description of the U.S. federal income tax consequences associated with the Domestication, see “U.S. Federal Income Tax Considerations” beginning on page 22 of this Circular.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this Circular include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this Circular or incorporated by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

Forward-looking statements relate to future events or future performance and reflect our management’s current beliefs, based on information currently available. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” and variations or similar words and expressions are used to identify such forward looking information, but these words are not the exclusive means of identifying forward-looking statements. Specifically, the Corporation may make forward-looking statements about, among other things:

•

its results of operations and financial condition (including, among other things, premium volume, premium rates, net and operating income, investment income and performance, return on equity, and expected current returns and combined ratios);

•	changes in facts and circumstances affecting assumptions used in determining the provision for unpaid loss and loss adjustment expenses;

•	the number and severity of insurance claims (including those associated with catastrophe losses) and their impact on the adequacy of the provision for unpaid loss and loss adjustment expenses;

•	the impact of emerging claims issues as well as other insurance and non-insurance litigation;

•	orders, interpretations or other actions by regulators that impact the reporting, adjustment and payment of claims;

•	changes in industry trends and significant industry developments;

•	uncertainties related to regulatory approval of insurance rates, policy forms, license applications and similar matters;

•	the impact of certain guarantees and indemnifications made by the Corporation;

•	the ability to complete current or future acquisitions successfully;

•	the ability to successfully implement our restructuring activities;

•	strategic initiatives; and

•	uncertainties related to the proposed sale of our insurance subsidiaries.

Many factors could cause our actual results, performance or achievements to be materially different from any results, performance or achievements that may be expressed or implied by such forward-looking statements, including those which are discussed under the heading “Risk Factors” included elsewhere herein and incorporated by reference into this Circular from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described in or incorporated by reference into this Circular as intended, planned, anticipated, believed, estimated or expected. We do not intend, and do not assume, any obligation to update these forward-looking statements.

THE MEETING

Solicitation of Proxies

This Circular is to be used at the Meeting to be held on [                ], 2018 at [                ] (Toronto time) at the offices of Norton Rose Fulbright Canada LLP, Suite 3800, Royal Bank Plaza, South Tower, Toronto, Ontario, M5J 2Z4, or any adjournment or postponement thereof, for the purposes set out in the accompanying notice of meeting (the “Notice of Meeting”). The form of proxy and this Circular are being sent to shareholders on or about [                ], 2018.

The solicitations will be made primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Corporation, none of whom will receive additional compensation for assisting with the solicitation, and the estimated cost of which will be nominal. Banks, brokers, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to beneficial owners, and the Corporation will reimburse such persons for such reasonable out-of-pocket expenses incurred by them. The expenses of soliciting proxies, including the cost of preparing, assembling and mailing this Circular and proxy material to shareholders, will be borne by the Corporation.

The Record Date for the determination of shareholders entitled to receive notice of the Meeting is [                ], 2018.

No person is authorized to give any information or to make any representations other than those contained in this Circular and, if given or made, such information or representations should not be relied upon as having been authorized by us. The delivery of this Circular shall not, under any circumstances, create an implication that there has not been any change in the information set forth or incorporated by reference herein since the date of this Circular. Except as otherwise stated, the information contained in this Circular is given as of [                ], 2018.

Appointment and Revocation of Proxies

Terence M. Kavanagh, Chairman of the Board, or failing him, John T. Fitzgerald, President and Chief Executive Officer of the Corporation shall serve as the proxy for the shareholders at the Meeting.

Shareholders have the right to appoint a person or company other than those named in the form of proxy accompanying this Circular (and in neither case required to be a shareholder) to represent them at the Meeting. To exercise this right, the shareholder may insert the name of the desired person in the blank space provided in the form of proxy accompanying this Circular or may submit another form of proxy.

Proxies must be deposited with our transfer agent, Computershare, at its address Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, no later than 48 hours prior to the commencement of the Meeting (excluding Saturdays, Sundays and holidays) in order for the proxies to be used at the Meeting. If you do not deposit your proxy with the transfer agent at least 48 hours prior to the commencement of the Meeting, your proxy will not be used.

Common Shares represented by properly executed proxies will be voted on any ballot that may be called for, unless the shareholder has directed otherwise, in favour of the special resolution authorizing the Domestication.

Each form of proxy confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting to which the proxy relates and other matters which may properly come before the Meeting. Management knows of no matters to come before the Meeting other than the consideration of the Domestication. However, if matters which are not known to management should properly come before the Meeting, the proxies will be voted on such matters in accordance with the best judgment of the person or persons voting the proxies.

A shareholder who has given a proxy has the power to revoke it prior to the commencement of the meeting by: (i) sending a written notice that is executed by the shareholder or their attorney as authorized in writing or, if the shareholder is a corporation, signed under its corporate seal or by a duly authorized officer or attorney of the corporation, that is received by the deadline specified stating that you revoke your proxy to the Corporation’s registered office; (ii) completing new form of proxy bearing a later date if the shareholder had sent a proxy via mail ,and properly submitting it so that it is received before the deadline; (iii) logging onto the Internet website specified on the form of proxy in the same manner or calling the toll-free number specified on the form of proxy prior to the Meeting, and following the instructions on the form of proxy; or (iv) appearing in person at the Meeting, declaring his, her or its prior proxy to be revoked and then voting in person at the Meeting. Any revocation of a proxy must be delivered either to the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement of the Meeting, or to the Chairman of the Board on the day of the Meeting or any adjournment or postponement of the Meeting, prior to the time of the Meeting.

Abstentions and broker non-votes will have no effect with respect to the matters to be acted upon at the Meeting.

PROPOSAL NO. 1 — THE DOMESTICATION

General

The Board is proposing to change our jurisdiction of incorporation from the province of Ontario to the State of Delaware pursuant to a “continuance” effected in accordance with Section 181 of the OBCA, also referred to as a “domestication” under Section 388 of the DGCL. We will become subject to the DGCL on the date of the Domestication, but will be deemed for the purposes of the DGCL to have commenced its existence in Delaware on the date we originally commenced its existence in Ontario. Under the DGCL, a corporation becomes domesticated in Delaware by filing a certificate of corporate domestication and a certificate of incorporation for the corporation being domesticated. The Board has unanimously approved our Domestication and the related certificate of incorporation of Kingsway Delaware, believes it to be in our best interests and in the best interests of its shareholders, and unanimously recommends approval of the domestication and the approval of the certificate of incorporation of Kingsway Delaware to our shareholders.

The Domestication will be effective on the date set forth in the certificate of corporate domestication and the certificate of incorporation, as filed with the office of the Secretary of State of the State of Delaware. Thereafter, we will be subject to the certificate of incorporation filed in Delaware, a copy of which is attached to this Circular as Exhibit C.

The Domestication will not interrupt our corporate existence or operations, or the trading market of the Common Shares. Each outstanding Common Share, Preferred Share or Series B Warrant at the time of the Domestication will remain issued and outstanding as a Common Share, Preferred Share or Series B Warrant, as applicable, after our corporate existence is continued from Ontario under the OBCA and domesticated in Delaware under the DGCL.

Principal Reasons for the Domestication

The Corporation believes that our Domestication will enable us to eliminate a number of potentially material income tax inefficiencies we believe we would inevitably encounter, particularly once we close our previously announced sale of our property-casualty insurance companies including the related distribution to Kingsway America Inc., a subsidiary of Kingsway Financial Services Inc., of the passive investments currently owned by our property-casualty insurance companies. We believe our Domestication will also reduce operating expenses and transactional inefficiencies that currently result from being subject to Canadian corporate laws despite having no operations in Canada. The Corporation chose the State of Delaware to be our domicile because the more favourable corporate environment afforded by Delaware will help us compete effectively in raising the capital necessary for us to continue to implement our strategic plan, particularly our announced focus on growing our extended warranty segment with accretive acquisitions. For many years, Delaware has followed a policy of encouraging public companies to incorporate in the state by adopting comprehensive corporate laws that are revised regularly in response to developments in modern corporate law and changes in business circumstances. The Delaware courts are known for their considerable expertise in dealing with complex corporate issues and providing predictability through a substantial body of case law construing Delaware’s corporate law. Coupled with an active bar known for continually assessing and recommending improvements to the DGCL, these factors add greater certainty in complying with fiduciary responsibilities and assessing risks associated with conducting business.

Currently, our being registered as a Canadian domestic company subjects us to being taxed in Canada on certain non-Canadian sourced income called foreign accrual property income (“FAPI”) that cannot be offset by our U.S. net operating losses (“NOLs”). FAPI is traditionally comprised of passive income (i.e. interest, dividends, rents, capital gains and income generated from triple net leases). As a result, our non-operating company investment portfolio and triple net lease activities are generally deemed to be sources of FAPI even though such income is not earned directly by the Corporation. Active trades or businesses are generally not considered sources of FAPI. Our FAPI is subject to taxation in Canada regardless of whether we separately utilize our

U.S. NOLs to offset that same income for U.S. income tax purposes. As a result, we could be required to pay Canadian income tax on FAPI despite the existence of our U.S. NOLs. We are currently in a position to offset some amount of FAPI using available Canadian NOLs and foreign accrual property losses (“FAPLs”) that have been generated based upon our prior year loss activity. In the event that we do not have sufficient Canadian NOLs and FAPLs to offset future FAPI, however, we would be required to pay Canadian income tax, which would have a negative effect on our cash flow, despite the existence of our U.S. NOLs. There can be no assurance that our available Canadian NOLs and FAPLs will offset our future FAPI. Following the Domestication, we will cease to be subject to the FAPI rules because we will no longer be a Canadian domestic company.

Currently, as a non-U.S. corporation, we would become subject to the passive foreign investment company (“PFIC”) provisions of the Code if we were to become a PFIC. PFIC status is a factual determination made for each taxable year on the basis of a company’s composition of its “active” versus “passive” income and its “active” versus “passive” assets for such year. If we were to become classified as a PFIC, which is possible in the future, U.S. investors in our shares may incur a significantly increased U.S. income tax liability on gains recognized on the sale or other disposition of our shares and on the receipt of distributions on our shares. Following the Domestication, we will cease to be subject to the PFIC rules because we will no longer be a non-U.S. corporation.

For the reasons set forth above, our Board believes that the estimated benefits of Domestication outweigh any potential detriments, which we do not consider to be material, resulting from the Domestication.

Effects of Change of Jurisdiction

The Domestication will not interrupt our corporate existence or operations. Each outstanding Common Share, Preferred Share or Series B Warrant at the time of the Domestication will remain issued and outstanding as a Common Share, Preferred Share or Series B warrant, as applicable, after our corporate existence is continued from Ontario under the OBCA and domesticated in Delaware under the DGCL.

While the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of an OBCA corporation, there are certain differences. Attached as Exhibit F to this Circular is a summary of the most significant differences in shareholder rights. This summary is not intended to be complete and is qualified in its entirety by reference to the DGCL, the OBCA and the governing corporate instruments of the Corporation. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Resolution.

Shareholders should consult their own tax advisors for advice with respect to the tax consequences to them of the Domestication in their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Regulatory Approvals; Canadian and US Securities Laws and Stock Exchange Implications

Concurrently with the Domestication, the Corporation anticipates seeking to voluntarily delist its Common Shares and Series B Warrants from the TSX. After the Domestication, the Corporation will continue to be a reporting issuer in all provinces and territories of Canada and will remain subject to the securities laws applicable in such jurisdictions. Accordingly, the Corporation will remain subject to the securities laws applicable in such jurisdictions, including continuous disclosure requirements and requirements and timelines with respect to communications with beneficial owners of common stock.

The Domestication will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share, Preferred Share or Series B Warrant at the time of the Domestication will remain issued and outstanding as a Common Share, Preferred Share or Series B Warrant, as applicable, after our corporate existence is continued from Ontario under the OBCA and domesticated in Delaware under the DGCL. Following the completion of the Domestication, our Common Shares will continue to be listed on the NYSE, under the symbol “KFS.” The Corporation will continue to be subject to the rules and regulations of the NYSE and the obligations imposed by each securities regulatory authority in the United States, including the SEC. The Corporation will continue to file periodic reports with the SEC pursuant to the Exchange Act.

Executive Officers and Directors

Our Board of Directors currently consists of six members, John T. Fitzgerald, Gregory P. Hannon, Terence M. Kavanagh, Doug Levine, Joseph D. Stilwell, and Larry G. Swets, Jr. The Board of Directors will consist of the same six individuals after the Domestication. Immediately following the Domestication, our officers will also be unchanged. Our Executive Officers are John T. Fitzgerald (President and Chief Executive Officer), William A. Hickey, Jr. (Executive Vice President and Chief Financial Officer), and Hassan R. Baqar (Vice President).

Treatment of the Outstanding Capital Stock, Options and Warrants

We will only issue new certificates to you representing shares of capital stock of the Corporation upon a transfer of either your Common Shares or Preferred Shares or at your request. Holders of our outstanding options and warrants will continue to hold the same securities, which will remain exercisable for an equivalent number of shares of the same class of Common Shares, for the equivalent exercise price per share, without any action by the holder.

No Change in Business, Locations, Fiscal Year or Employee Plans

The Domestication will effect a change in our jurisdiction of incorporation and the location of our registered office, and other changes of a legal nature, including changes in our organizational documents, which are described in this Circular. Following the Domestication, the executive offices of the Corporation will not move. They will remain in their current location, which is in Itasca, Illinois. The business, assets and liabilities of the Corporation, as well as our fiscal year, will be the same upon the effectiveness of the Domestication as they are prior to the Domestication. Upon effectiveness of the Domestication, all of our obligations will continue as outstanding and enforceable obligations of the Corporation. The Corporation’s employee benefit plans and agreements will be continued by the Corporation.

Shareholder Approval

The Domestication is subject to approval of the special resolution authorizing the Corporation to apply to the Director appointed under the OBCA for a continuance in the State of Delaware, and to file with the Secretary of State of the State of Delaware the certificate of corporate domestication and a certificate of incorporation pursuant to, and in accordance with, the DGCL by holders of the Common Shares.

The Board may, in its sole discretion, decide not to act on this Resolution even if the Resolution is passed by shareholders. The Board’s determination in this regard may specifically include considering whether shareholders exercise dissent rights, and, if so, the number of shareholders that exercise such dissent rights, and the corresponding costs to the Corporation of effecting the Domestication with respect to the exercise of such dissent rights.

Under the OBCA, the change of jurisdiction requires affirmative votes, whether in person or by proxy, from at least two-thirds of the votes cast by the holders of our Common Shares at the Meeting.

Dissent Rights of Shareholders

Registered Shareholders (as defined below) have the right to dissent in respect of the Resolution pursuant to Section 185 of the OBCA. This summary is expressly subject to Section 185 of the OBCA, the text of which is reproduced in its entirety in Exhibit E hereto. The Corporation is not required to notify, and will not notify, shareholders of the time periods within which action must be taken in order for a shareholder to perfect its dissent rights. It is recommended that any shareholder wishing to avail itself of its dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 185 of the OBCA may prejudice any such rights. A “Registered Shareholder” is a shareholder whose shares are registered in his or her name on the Corporation’s shareholder register. If a Shareholder holds his or her Common Shares through an investment dealer, broker or market intermediary, such Shareholder will not be a Registered Shareholder as such Common Shares will be registered in the name of such investment dealer, broker or market intermediary. Any shareholder who wishes to invoke his or her dissent rights should register his or her shares in his or her name or arrange for the Registered Shareholder to dissent. Any shareholder who wishes to invoke his or her dissent rights is urged to consult with his or her legal or investment advisor to determine whether they are Registered Shareholders and to be advised of the strict provisions of Section 185 of the OBCA. Any shareholder who wishes to register his or her shares in his or her own name is urged to consult with his or her legal or investment advisor or the registrar and transfer agent of the Corporation at the following address:

Computershare Investor Services

100 University Avenue, 8th Floor

Toronto, Ontario

M5J 2Y1

In the event that the Resolution is adopted and becomes effective, any holder who dissents in respect of the Resolution in compliance with Section 185 of the OBCA (a “Dissenting Shareholder”) will be entitled to be paid by the Corporation a sum representing the fair value of his or her Common Shares. No right of dissent or appraisal is available to a shareholder with respect to any other matter to be considered at the Meeting other than the Domestication.

A Dissenting Shareholder must send to the Corporation, at or before the Meeting, a written objection to the Resolution (a “dissent notice”). The execution or exercise of a proxy vote against the resolution does not constitute a written objection for the purposes of subsection 185 (6) of the OBCA. The OBCA does not provide for partial dissent and, accordingly, a shareholder may only dissent with respect to all of the Common Shares held by him or on behalf of any one beneficial owner whose shares are registered in his or her name. An application by the Corporation, or by a shareholder if he has sent a dissent notice as described above, may be made to the Ontario Superior Court of Justice (the “Ontario Court”) by originating notice, after the adoption of the Resolution to fix the fair value of the shares held by the Dissenting Shareholder. The fair value is to be determined as of the close of business on the last business day before the date on which the Resolution was adopted. If an application is made to the Ontario Court, the Corporation shall, unless the Ontario Court otherwise orders, send to each Dissenting Shareholder, at least 10 days before the date on which the application is returnable if the Corporation is the applicant or within 10 days after the Corporation is served with a copy of the originating notice if the Dissenting Shareholder is the applicant, a written offer to pay an amount considered by the Board of the Corporation to be the fair value of the Corporation Common Shares. Every such offer is to be made on the same terms and is to contain or be accompanied by a statement showing how the fair value was determined.

Upon the occurrence of the earliest of: (a) the effective date of the matter which is the subject of the Resolution, (b) the making of an agreement between the Corporation and the Dissenting Shareholder as to the payment to be made by the Corporation for the dissenting Common Shares, or (c) a pronouncement of the Ontario Court fixing the fair value of the Common Shares, a Dissenting Shareholder ceases to have any rights as a shareholder of the Corporation other than the right to be paid the fair value of his or her shares in the amount agreed to between the Corporation and the Dissenting Shareholder or in the amount fixed by the Ontario Court, as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw his or her dissent notice or the Corporation may rescind the Resolution and, in either event, the dissent and appraisal proceedings in respect of such Dissenting Shareholder will be discontinued.

Dissenting Shareholders will not have any right other than those granted under the OBCA to have their Common Shares appraised or to receive the fair value thereof, other than in connection with the Domestication.

THIS IS ONLY A SUMMARY OF THE DISSENTING SHAREHOLDER PROVISIONS OF THE OBCA. THEY ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT IF YOU WANT TO AVAIL YOURSELF OF YOUR RIGHTS THAT YOU SEEK YOUR OWN LEGAL ADVICE. FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF THE OBCA MAY PREJUDICE YOUR RIGHT OF DISSENT. SECTION 185 OF THE OBCA IS ATTACHED HEREIN AS EXHIBIT E AND IS INCORPORATED HEREIN BY REFERENCE.

Accounting Treatment of the Domestication

Our Domestication as a Delaware corporation represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at carrying value. Accordingly, the assets and liabilities of the Corporation will be reflected at their carrying value to us. Any of our shares that we acquire from Dissenting Shareholders will be treated as an acquisition of treasury stock at the amount paid for the shares.

U.S. FEDERAL AND CANADIAN INCOME TAX CONSIDERATIONS

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary is a discussion of the material U.S. federal income tax considerations of the Domestication generally applicable to holders of Common Shares. This section applies only to holders that hold their Common Shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). It does not apply to holders of options, warrants, or promissory notes.

This section is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of such holder’s circumstances or status, nor does it address tax considerations applicable to a holder subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting;

•	a tax-exempt organization;

•	a life insurance company, real estate investment trust or regulated investment company;

•	a person that actually or constructively owns 10% or more of the Corporation’s voting stock;

•	a person that holds Common Shares as part of a straddle or a hedging or conversion transaction;

•	a U.S. Holder whose functional currency is not the U.S. dollar;

•	a person that received Common Shares as compensation for services;

•	a U.S. expatriate;

•	a controlled foreign corporation; or

•	a passive foreign investment company.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the Domestication. There can be no assurance that the IRS will not take positions concerning the tax consequences of the Domestication that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

If a partnership (or any entity so characterized for U.S. federal income tax purposes) holds Common Shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Common Shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Domestication.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE DOMESTICATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. HOLDERS

For purposes of this discussion, a U.S. Holder means a beneficial owner of Common Shares who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia),

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Effects of the Domestication on U.S. Holders of Common Shares

The U.S. federal income tax consequences of the Domestication will depend primarily upon whether the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code.

Under Section 368(a)(1)(F) of the Code, a reorganization (an “F Reorganization”) is a “mere change in identity, form, or place of organization of one corporation, however effected.” Pursuant to the Domestication, the Corporation will change its jurisdiction of incorporation from Ontario, Canada to Delaware.

It is intended that the Domestication qualify as an F Reorganization. Assuming the Domestication so qualifies, U.S. Holders of Common Shares generally should not recognize taxable gain or loss on the Domestication for U.S. federal income tax purposes, except as provided below under the caption headings “— Effects of Section 367 to U.S. Holders of the Common Shares” and “— PFIC Considerations,” and the Domestication should be treated for U.S. federal income tax purposes as if the Corporation (i) transferred all of its assets and liabilities to Kingsway Delaware in exchange for all of the outstanding stock of Kingsway Delaware; and (ii) then distributed the stock of Kingsway Delaware to the shareholders of the Corporation in liquidation of the Corporation. The taxable year of the Corporation will be deemed to end on the date of the Domestication.

Basis and Holding Period Considerations

Assuming the Domestication qualifies as an F Reorganization: (i) the tax basis of a Kingsway Delaware Common Share received by a U.S. Holder in the Domestication will equal the U.S. Holder’s tax basis in a Common Share deemed surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below) and (ii) the holding period for a Kingsway Delaware Common Share received by a U.S. Holder will include such holder’s holding period for the Common Share deemed surrendered in exchange therefor.

Effects of Section 367 to U.S. Holders of the Common Shares

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a Domestication of a foreign corporation in an F Reorganization. Section 367 of the Code imposes income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders of Common Shares on the date of the Domestication.

A.	“U.S. Shareholders” of the Corporation

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of Common Shares entitled to vote

(a “U.S. Shareholder”) must include in income, as a dividend, the “all earnings and profits amount” attributable to the Common Shares it directly owns, within the meaning of Treasury Regulations under Section 367. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of Common Shares entitled to vote. All U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s “all earnings and profits amount” with respect to its Common Shares is the net positive earnings and profits of the Corporation (as determined under Treasury Regulations under Section 367) attributable to the shares (as determined under Treasury Regulations under Section 367) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulations under Section 367 provide that the all earnings and profits amount attributable to a U.S. Shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the U.S. Shareholder held the block of stock.

The Corporation has calculated its earnings and profits for the tax years 2008 through 2017. Based on these calculations, the Corporation generated negative earnings and profits in the years 2011, 2013, 2014, 2016 and 2017 and positive earnings and profits in 2008, 2009, 2010, 2012 and 2015. However, there can be no assurance the IRS would agree with our earnings and profits calculations. If the IRS does not agree with our earnings and profits calculations, a shareholder may owe additional U.S. federal income taxes as a result of the Domestication. The Corporation intends to provide on its website (kingsway-financial.com) information regarding the Corporation’s earnings and profits for the years 2008 through 2017, which will be updated to include 2018 (through the date of the Domestication) once the information is available. Currently, the Corporation does not anticipate that it will generate a positive earnings and profits in 2018 through the date of the Domestication. However, there can be no assurance that once all of the Corporation’s activities through the date of the Domestication are considered, the Corporation’s 2018 earnings and profits will remain negative.

B.	U.S. Holders That Own Less Than 10 Percent of the Corporation

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly or constructively) Common Shares with a fair market value of $50,000 USD or more but less than 10% of the total combined voting power of all classes of Common Shares entitled to vote will recognize gain (but not loss) with respect to the Domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such holder as described below.

Unless a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to Kingsway Delaware Common Shares received in the Domestication in an amount equal to the excess of the fair market value of the Kingsway Delaware Common Shares received over the U.S. Holder’s adjusted tax basis in the Common Shares deemed surrendered in exchange therefor. If a U.S. Holder acquired different blocks of Common Shares at different times or at different prices, any gain will be determined separately with respect to each block of Common Shares.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income, as a dividend, the all earnings and profits amount attributable to its Common Shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Domestication is a Section 367(b) exchange;

(ii)	a complete description of the Domestication;

(iii)	a description of any stock, securities, or other consideration transferred or received in the Domestication;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)

a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from the Corporation establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s Common Shares, and (B) a representation that the U.S. Holder has notified the Corporation that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. Holder to such holder’s timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. Holder must send notice of making the election to the Corporation no later than the date such tax return is filed. In connection with this election, the Corporation intends to provide on its website (kingsway-financial.com) information regarding the Corporation’s earnings and profits. See the discussion above under “U.S. Shareholders of the Corporation” for a more detailed discussion of the earnings and profits information that will be provided.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO AN ELECTION.

C.	U.S. Holders That Own Common Shares with a Fair Market Value of Less Than $50,000 USD

A U.S. Holder who, on the date of the Domestication, owns (or is considered to own) Common Shares with a fair market value less than $50,000 USD should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication, and generally should not be required to include any part of the all earnings and profits amount in income.

All U.S. Holders of Common Shares are urged to consult their tax advisors with respect to the effect of Section 367 of the Code to their particular circumstances.

PFIC Considerations

In addition to the discussion under the heading “— Effects of Section 367 to U.S. Holders of the Common Shares,” above, the Domestication could be a taxable event to U.S. Holders under the passive foreign investment company (“PFIC”) provisions of the Code if the Corporation is or ever was a PFIC.

A.	Definition of a PFIC

In general, the Corporation will be a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held Common Shares, (a) at least 75% or more of the Corporation’s gross income for the taxable year was passive income or (b) at least 50% or more of the value, determined on the basis of a quarterly average, of the Corporation’s assets is attributable to assets that produce or are held to produce passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties that are derived in the active conduct of a trade or business) and gains from the disposition of passive assets.

B.	PFIC Status of the Corporation

The Corporation believes that it was not a PFIC before 2018 and it does not anticipate that it will be a PFIC in 2018, but there can be no assurance that the Corporation will not become a PFIC in 2019. Accordingly, the Domestication will likely not be a taxable event for any U.S. Holder under the PFIC rules if the Domestication occurs during 2018. The determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination. Therefore, the IRS might not agree that the Corporation is not and has never been a PFIC.

C.	Effects of PFIC Rules on the Domestication

Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f). However, proposed Treasury Regulations under Section 1291(f) have been promulgated with a retroactive effective date. If finalized in their current form, those regulations may require taxable gain recognition to U.S. Holders of Common Shares upon the Domestication if the Corporation were classified as a PFIC at any time during such U.S. Holder’s holding period in such shares and the U.S. Holder had not made (i) a “qualified electing fund” election under Section 1295 of the Code for the first taxable year in which the U.S. Holder owned Common Shares or in which the Corporation was a PFIC, whichever is later, or (ii) a “mark-to-market” election under Section 1296 of the Code with respect to such holder’s shares. The tax on any such recognized gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of the Corporation. Under these rules:

•	the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s holding period for such holder’s Common Shares;

•

the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which the Corporation was a PFIC, would be taxed as ordinary income;

•

the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such holder’s holding period would be taxed at the highest tax rate in effect for that year applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Any “all earnings and profits amount” included in income by a U.S. Holder as a result of the Domestication (discussed under the heading “— Effects of Section 367 to U.S. Holders of the Common Shares” above) generally would be treated as gain subject to these rules.

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) will be adopted.

NON-U.S. HOLDERS

Effects of the Domestication on non-U.S. Holders of Common Shares

The following describes the material U.S. federal income tax considerations relating to the ownership and disposition of Common Shares by a non-U.S. Holder after the Domestication. For purposes of this discussion, a non-U.S. Holder means a beneficial owner of Common Shares who or that is, for U.S. federal income tax purposes, not a U.S. Holder (as defined above) or an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Distributions

In general, any distributions made to a non-U.S. Holder on Common Shares, to the extent paid out of the Corporation’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its stock of the Corporation and then, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Shares, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares” below.

Dividends paid by the Corporation to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares

A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Common Shares unless:

(i) such non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case any gain realized would generally be subject to a flat 30% U.S. federal income tax,

(ii) the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, (and, if an applicable treaty so requires, is attributable to the conduct of trade or business through a permanent establishment or fixed base in the United States), in which case the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. Holders and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” may also apply, or

(iii) the Corporation is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, and either (A) the Common Shares have ceased to be regularly traded on an established securities market or (B) the non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of Common Shares.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of Common Shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such stock from a non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. The Corporation would be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect Kingsway to be classified as a U.S. real property holding corporation following the Domestication. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether Kingsway will be a U.S. real property holding corporation with respect to a non-U.S. holder following the Domestication or at any future time.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of Common Shares. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability and may entitle such non-U.S. Holder to a refund, provided that the required information is furnished by such non-U.S. Holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, securities (including Common Shares) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, Common Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the Common Shares.

CANADIAN INCOME TAX CONSIDERATIONS

The following is a summary of the material Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to the Corporation and to holders of Common Shares who, for the purposes of the Tax Act and at all relevant times, (i) deal at arm’s length and are not affiliated with the Corporation and (ii) hold their Common Shares as capital property. The Common Shares will generally be capital property of a holder unless they are held in the course of carrying on a business of trading or dealing in securities or have been acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary assumes that the Corporation will cease to be resident in Canada for purposes of the Tax Act at the time of the Domestication and that from the time of the Domestication and at all relevant times thereafter, the Corporation will be a resident of the United States for purposes of the Canada-U.S. Tax Convention (1980), as amended (the “Treaty”) and will be entitled to the benefits of the Treaty.

This summary does not apply to a shareholder (i) an interest in which would be a “tax shelter investment” (as defined in the Tax Act), (ii) that is a “financial institution” (as defined in the Tax Act) for purposes of the mark-to-market rules, (iii) that is a “specified financial institution” or “restricted financial institution” (each as defined in the Tax Act), (iv) that has elected to determine its Canadian tax results in a foreign currency pursuant to the functional currency reporting rules in the Tax Act, (v) in respect of whom the Corporation will be a “foreign affiliate” for purposes of the Tax Act at any time after the Domestication, (vi) that is a corporation resident in Canada that is, or becomes, controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping” rules in the Tax Act, or (vii) that has or will enter into a “derivative forward agreement” (as defined in the Tax Act) with respect to the Common Shares.

This summary does not describe the tax considerations with respect to holding or disposing of options or warrants of the Corporation. Holders of such options or warrants should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the “Regulations”) in force as of the date hereof, all specific proposal (the “Proposed Amendments”) to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof and counsel’s understanding of the current published administrative and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that any Proposed Amendments will be enacted in their current proposed form, or at all. This summary does not take into account or anticipate any other changes to the law, whether by legislative, governmental or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations.

For the purposes of the Tax Act, all amounts must be determined in Canadian dollars based on an appropriate exchange rate as determined in accordance with the provisions of the Tax Act.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder. Therefore, holders should consult their own tax advisors with respect to their particular circumstances.

The Domestication

Upon the Domestication, the Corporation will cease to be a resident of Canada for purposes of the Tax Act and will thereafter no longer be subject to Canadian income tax on its worldwide income (but will be subject to U.S. federal and state tax). However, if the Corporation carries on business in Canada or has other Canadian sources of income, it will be subject to Canadian income tax in respect of such Canadian source income, subject to relief under the Treaty. Management of the Corporation does not expect that the Corporation will carry on business in Canada following the Domestication.

For purposes of the Tax Act, the Corporation’s taxation year will be deemed to have ended immediately before it ceases to be a resident of Canada and a new taxation year will be deemed to have begun at that time. Immediately before its deemed year end, the Corporation will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of such properties and to have reacquired such properties immediately thereafter at a cost amount equal to fair market value. The Corporation will be subject to income tax under Part I of the Tax Act on any income and net taxable capital gains realized as a result of the deemed dispositions of its properties.

The Corporation will also be subject to an additional “emigration tax” under Part XIV of the Tax Act on the amount by which the fair market value, immediately before its deemed year end resulting from the Domestication, of all of the property owned by the Corporation exceeds the total of certain of its liabilities and the paid-up capital of all the issued and outstanding shares of the Corporation immediately before the deemed year end. This additional tax is generally payable at the rate of 25 percent, but will be reduced to 5 percent under the Treaty unless it can reasonably be concluded that one of the main reasons for the Corporation becoming resident in the United States was to reduce the amount of emigration tax or Canadian withholding tax under Part XIII of the Tax Act.

Management of the Corporation has advised that, in its view and as of the date hereof, the fair market value of each property of the Corporation does not exceed the adjusted cost base of such property and that the aggregate of the paid-up capital of the shares and the liabilities of the Corporation is not less than the current fair market value of all of the property of the Corporation. Accordingly, management of the Corporation expects that the deemed disposition of the Corporation’s properties that will occur on the Domestication will not result in any taxable income to the Corporation under Part I of the Tax Act and that the Domestication will not result in any liability for emigration tax under Part XIV of the Tax Act.

Shareholders are cautioned that the CRA may not agree with the Corporation’s determination of the fair market value of its properties at the relevant time. It is also possible that the fair market value of the Corporation’s properties may change between the date hereof and the time of the Domestication. Should unforeseen events lead to a potential for greater tax liability than currently expected, the Board has the right to not proceed with the Domestication.

Canadian Resident Holders

The following portion of this summary is applicable to shareholders who are resident in Canada for purposes of the Tax Act (“Canadian Resident Holders”).

Canadian Resident Holders will not be considered to have disposed of their Common Shares as a result of the Domestication. If a Canadian Resident Holder sells or otherwise disposes of Common Shares following the Domestication, such Canadian Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition for the Common Shares exceed (or are exceeded by) the aggregate of the adjusted cost base of such Common Shares and any reasonable costs of disposition. One-half of any capital gain will be included in income as a taxable capital gain and one-half of any capital loss will be deducted as an allowable capital loss against taxable capital gains realized in the year of disposition. Any unused allowable capital losses may be applied to reduce net taxable capital gains realized in the three preceding taxation years or any subsequent taxation year, subject to the detailed provisions of the Tax Act in that regard.

Dividends received or deemed to be received by a Canadian Resident Holder on the Common Shares will be included in computing the Canadian Resident Holder’s income for tax purposes. In the case of a Canadian Resident Holder that is an individual, such dividends will not be subject to the gross-up and dividend tax credit rules normally applicable in respect of taxable dividends received from taxable Canadian corporations. In the case of a Canadian Resident Holder that is a corporation, such Canadian Resident Holder will not be able to deduct the amount of dividends in computing its taxable income. A “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax of 10 2/3% on its “aggregate investment income” which is defined to include amounts in respect of taxable capital gains and certain dividends. To the extent that U.S. withholding taxes are imposed on dividends paid by the Corporation following the Domestication, the amount of such tax will generally be eligible for a Canadian foreign tax credit or tax deduction, subject to the detailed rules and limitations under the Tax Act. Canadian Resident Holders are advised to consult their own tax advisors with respect to the availability of a Canadian foreign tax credit or deduction having regard to their particular circumstances.

Dissenting Canadian Resident Holders

A Canadian Resident Holder that validly exercises Dissent Rights (a “Resident Dissenter”) and consequently is entitled to receive the fair value of the Common Shares in respect of which they dissent, will be deemed to have transferred their Common Shares to the Corporation in consideration for a debt claim against the Corporation to be paid the fair value of such Common Shares.

Although the matter is not free from doubt, the Resident Dissenter will generally be deemed to have received a dividend on the Common Shares equal to the amount, if any, by which the fair value of the Common Shares exceeds the paid-up capital of such Common Shares for purposes of the Tax Act. The amount of this deemed dividend could, in some circumstances, be treated as proceeds of disposition in the case of Resident Dissenters that are corporations. The difference between the fair value of the Common Shares and the amount of any deemed dividend would be treated as proceeds of disposition of the Common Shares for the purposes of computing any capital gain or capital loss realized on the disposition of the Common Shares.

Any interest awarded to a Resident Dissenter by a court will be included in the Resident Dissenter’s income for Canadian income tax purposes.

Canadian Resident Holders who are considering exercising Dissent Rights in connection with the Domestication are urged to consult with their tax advisors with respect to the tax consequences to them of dissenting.

Foreign Property Information Reporting

A Canadian Resident Holder that is a “specified Canadian entity” for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act) at any time in the year or fiscal period exceeds $100,000 will be required to file an information return for the year or period disclosing prescribed information. Common Shares will be “specified foreign property” for these purposes and Canadian Resident Holders should consult their own tax advisors to determine whether these rules are applicable in their particular case.

Offshore Investment Fund Property Rules

Pursuant to the offshore investment fund property rules in section 94.1 of the Tax Act (the “OIFP Rules”), if in a particular year a Canadian Resident Holder holds or has an interest in Common Shares, and the Common Shares may reasonably be considered to derive their value, directly or indirectly, primarily from portfolio investments in (i) shares of the capital stock of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing, and one of the main reasons for holding an interest in the Common Shares is to reduce or defer the Canadian tax liability that would have applied to the income, profits and gains generated by the portfolio investments if such income, profits and gains had been earned directly by the holder, the Canadian Resident Holder will generally be required to include in computing income for the year an amount equal to the amount, if any, by which (i) an imputed return for the taxation year computed on a monthly basis and calculated as the product obtained when the Canadian Resident Holder’s “designated cost” (within the meaning of the Tax Act) of the Common Shares at the end of the month, is multiplied by one-twelfth of the total of (A) the applicable prescribed rate for the period that includes such month, and (B) two percent, exceeds (ii) the Canadian Resident Holder’s income for the year (other than a capital gain) in respect of the Common Shares determined without reference to these rules.

The OIFP Rules are complex and their application depends, to a large extent, on the reasons for a Canadian Resident Holder acquiring or holding the Common Shares. Canadian Resident Holders are urged to consult their own tax advisors regarding the application and consequences of the OIFP Rules in their own particular circumstances.

U.S. Resident Holders

The following portion of this summary is applicable to holders of Common Shares who are resident in the United States for purposes of the Tax Act and the Treaty and are entitled to the benefits of the Treaty, and who do not use or hold their Common Shares and will not use their Common Shares in the course of carrying on a business in Canada (“U.S. Resident Holders”). Special rules, which are not discussed in this summary, may apply to a holder of Common Shares that is a non-resident insurer that carries on an insurance business in Canada and elsewhere. Such holders should consult their own tax advisors.

U.S. Resident Holders will not be considered to have disposed of their Common Shares as a result of the Domestication. After the Domestication, U.S. Resident Holders will not be subject to Canadian withholding tax on dividends received from the Corporation.

A U.S. Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Common Shares after the Domestication unless such Common Shares are “taxable Canadian property” for purposes of the Tax Act. Provided that the Common Shares are listed on a designated stock exchange (which includes the NYSE) at a particular time, the Common Shares will generally not be taxable Canadian property of a U.S. Resident Holder at that time unless at any time during the 60-month period that ends at that time (i) 25% or more of the issued shares of any class of the capital stock of the Corporation were owned by or belonged to one or any combination of the U.S. Resident Holder, persons with whom the U.S. Resident Holder did not deal at arm’s length, and partnerships in which the U.S. Resident Holder or a person who did not deal at arm’s length with the U.S. Resident Holder holds a membership interest directly or indirectly through one or more partnerships, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of real or immovable properties situated in Canada, Canadian resource properties, timber resource properties and options in respect of, or interests in, or for civil law rights in, any such properties whether or not such properties exist. However, in certain circumstances, the Common Shares may be deemed to be taxable Canadian property of a U.S. Resident Holder.

Dissenting U.S. Resident Holders

A U.S. Resident Holder that validly exercises Dissent Rights (a “U.S. Resident Dissenter”) and consequently is entitled to receive the fair value of the Common Shares in respect of which they dissent, will be deemed to have transferred their Common Shares in consideration for a debt claim against the Corporation to be paid the fair value of such Common Shares.

Although the matter is not free from doubt, a U.S. Resident Dissenter will generally be deemed to have received a dividend on the on Common Shares equal to the amount, if any, by which the fair value of the Common Shares exceeds the paid-up capital of such Common Shares for purposes of the Tax Act. Any such deemed dividend will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend, but will be reduced to the rate of 15% under the provisions of the Treaty, other than for U.S. Resident Dissenters that are U.S. corporations owning at least 10% of the voting stock of the Corporation, in which case the rate of withholding on dividends under the Treaty would be 5%. A U.S. Resident Dissenter will also be considered to have disposed of the Common Shares for proceeds of disposition equal to the amount paid to such U.S. Resident Dissenter. A U.S. Resident Dissenter will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Common Shares unless the Common Shares are “taxable Canadian property” for purposes of the Tax Act, as discussed above.

Any interest awarded to a U.S. Resident Dissenter by a court will not be subject to withholding tax under the Tax Act, provided such interest is not “participating debt interest” for purposes of the Tax Act.

U.S. Resident Holders who are considering exercising Dissent Rights in connection with the Domestication are urged to consult with their tax advisors with respect to the tax consequences of such action.

Eligibility for Investment

Following the Domestication, the Corporation will cease to be a “public corporation” for purposes of the Tax Act. However, management of the Corporation has advised that it intends that the Common Shares continue to be listed on the NYSE.

Provided that the Common Shares are listed on a “designated stock exchange” such as the NYSE, at the time of the Domestication and thereafter, the Common Shares will continue to be qualified investments for trusts governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), deferred profit sharing plans, registered disability savings plan (“RDSP”), registered education savings plan (“RESP”) and tax-free savings accounts (“TFSA”) (collectively, “Registered Plans”).

Notwithstanding that Common Shares may be qualified investments for a trust governed by a RRSP, RRIF, RESP, RDSP or TFSA, the annuitant of a RRSP or RRIF, the subscriber of a RESP or the holder of a RDSP or TFSA, as the case may be, will be subject to a penalty tax if such Common Shares are a “prohibited investment” (as defined in the Tax Act). The Common Shares will generally not be a “prohibited investment” for a trust governed by a RRSP, RRIF, RESP, RDSP or TFSA provided that (i) the annuitant of the RRSP or the RRIF, the subscriber of the RESP or the holder of the RDSP or TFSA, as the case may be, deals at arm’s length with the Corporation for purposes of the Tax Act and does not have a “significant interest” (as defined in the Tax Act) in the Corporation or (ii) the Common Shares are “excluded property” (as defined in subsection 207.01(1) of the Tax Act) for the RRSP, RRIF, RESP, RDSP or TFSA. An annuitant of a RRSP or RRIF, a subscriber of a RESP or a holder of a RDSP or TFSA should consult their own tax advisors as to whether Common Shares would be a prohibited investment in their particular circumstances.

DESCRIPTION OF CAPITAL STOCK

Unless the context provides otherwise, the following description of our capital stock assumes the consummation of the Domestication has already occurred. The following description of our capital stock is not complete and is subject to and qualified in its entirety by the proposed certificate of incorporation and by-laws of the Corporation, which are attached as Exhibits C and D, respectively, to this Circular, and by the provisions of Delaware law.

Authorized Capital

The authorized capital of Kingsway consists of ● Common Shares, par value $0.01 per share and of ● shares of preferred stock, par value $0.01 per share.

Each Common Share is entitled to one (1) vote; however, the shares of Kingsway Delaware that represent Restricted Common Shares are restricted from voting pursuant to the 2013 Equity Incentive Plan. The Common Shares will continue to be listed on the NYSE under the symbol “KFS” following the Domestication.

Preferred Shares

Our Certificate of Incorporation authorizes ● shares of preferred stock of which 222,876 have been designated as Class A Preferred Shares, par value $0.001 per share. Kingsway Delaware’s Board of Directors will have the ability to fix the designation, rights, privileges, restrictions and conditions attaching to the shares of each series of Preferred Shares. The Preferred Shares will have priority over Kingsway Delaware Common Shares.

Each Kingsway Delaware Preferred Share is convertible into 6.25 Kingsway Delaware Common Shares. The holders of the Kingsway Delaware Preferred Shares are entitled to receive fixed, cumulative, preferential cash dividends at a rate of $1.25 per Kingsway Delaware Preferred Share per year. Kingsway Delaware may, any time after the date that is two years from the date of their initial issuance by Kingsway Delaware, upon giving notice, redeem at any time or from time-to-time all or any part of the then outstanding Kingsway Delaware Preferred Shares, on payment for each Kingsway Delaware Preferred Share of US$28.75 together with the amount equal to all dividends. The holders of Kingsway Delaware Preferred Shares shall not be entitled as such (except as specifically provided in the Certificate of Incorporation or as otherwise may be required by the DGCL) to receive notice of or to attend any meeting of shareholders of Kingsway Delaware and shall not be entitled to vote at any such meeting.

Kingsway Delaware’s Board of Directors is authorized to fix from time to time by resolution or resolutions the number of shares of any other class or series of preferred stock, and to determine the voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series. Further, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any such class or series, the Board is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issue of shares of that class or series.

Potential Anti-takeover Effect of Delaware Law, Our Certificate of Incorporation and Bylaws

Kingsway Delaware will be subject to the “business combinations” provisions of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any “interested shareholder” for a period of three years after the time of the transaction on which the person became an “interested shareholder,” unless:

•	the corporation’s board of directors approved the transaction before the “interested shareholder” obtained such status;

•

upon consummation of the transaction that resulted in the shareholder becoming an “interested shareholder,” the “interested shareholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and are also officers and (ii) employee stock plans in which the participants do not have the right to determine confidentially whether shares held subject to the plans will be tendered in the tender or exchange offer; or

•

on or subsequent to such time, the business combination or merger is approved by the corporation’s board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by two-thirds of the holders of the outstanding common stock not owned by the “interested shareholder.”

A “business combination” is defined to include certain mergers, asset sales and other transactions resulting in financial benefit to a shareholder. In general, an “interested shareholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years owned 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts.

Provisions of the proposed certificate of incorporation and by-laws of Kingsway Delaware providing that only a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President may call special meetings of shareholders, or providing that shareholders are prohibited from taking action by written consent, may have the effect of making it more difficult for a third party to acquire control of Kingsway Delaware, or of discouraging a third party from attempting to acquire control of Kingsway.

In addition, the certificate of incorporation of Kingsway Delaware allows the Board of Directors to issue up to [            ] shares of preferred stock that could have, when issued, voting rights or preferences that could impede the success of any hostile takeover, or delay a change in control or change in Kingsway Delaware’s management.

Listing

Our Common Shares are currently traded on the NYSE and the TSX under the symbol “KFS,” and our Series B Warrants are traded on the TSX. Following the completion of our Domestication, our Common Shares will continue to be listed on the NYSE under the symbol “KFS.” Our Common Shares and Series B Warrants will be delisted from the TSX upon the completion of the Domestication.

Securities Act Restrictions on Resale of Kingsway Delaware Common Shares

The outstanding Common Shares of Kingsway Delaware will have been registered under the Securities Act, and holders of Common Shares who are not affiliates of Kingsway Delaware may freely resell their stock under the Securities Act. Holders of such shares of such stock who are affiliates of Kingsway Delaware, however, will not be permitted to resell their shares unless the resale of such shares is registered under the Securities Act or an exemption from registration, such as Rule 144 thereunder, is available. In general, Rule 144 will permit an affiliate of Kingsway Delaware to resell shares of stock received in connection with the Domestication only if certain requirements are met. Among other things, the affiliate of Kingsway Delaware may not sell shares of any class (including any shares of that class otherwise acquired) in an amount that, during any three-month period, exceeds 1% of the outstanding shares of that class (or, solely in the case of the Kingsway Delaware Common Shares, the average weekly trading volume of the stock on the NYSE during the four calendar weeks preceding the filing of the notice referenced below, if greater). In addition, all such resales must be made in unsolicited brokers’ transactions, Kingsway Delaware must have filed all periodic reports it was required to file under the Exchange Act within the year preceding the resale and (depending on the amount being resold) the affiliate of Kingsway Delaware must have filed a notice of sale on Form 144 with the SEC. For this purpose, an “affiliate” of Kingsway Delaware is any person who controls, is controlled by or is under common control with Kingsway Delaware.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

It is the Corporation’s policy to forward to the directors any correspondence it receives that is addressed to them. Shareholders, or other interested parties, who wish to communicate with the directors may do so by sending their correspondence addressed to the director or directors as follows: Kingsway Financial Services Inc., Attention: Investor Relations, 45 St. Clair Avenue West, Suite 400, Toronto, Ontario M4V 1K9 Canada.

Our directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate with directors about issues affecting the Corporation. Our Statement of Corporate Governance Practices encourages our directors to attend the annual meeting of shareholders. All of our directors attended our 2017 annual meeting.

LEGAL MATTERS

Certain legal matters relating to the Domestication under United States law will be passed upon by McDermott Will & Emery LLP. Certain legal matters relating to the Domestication under Canadian law will be passed upon by Norton Rose Fulbright Canada LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Circular by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC the Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act with respect to the Domestication. This Circular, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about us and the Domestication, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this Circular as to the contents of any contract or other document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, we refer you to the copy of the contract or document that has been filed as an exhibit to the Registration Statement, each statement about such contract or document being qualified in all respects by such reference.

A copy of the Registration Statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

The SEC allows us to incorporate certain information into this Circular by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this Circular, except for any information that is superseded by information in this Circular. The documents that are incorporated by reference contain important information about us and you should read this Circular together with any other documents incorporated by reference into this document.

This Circular incorporates by reference the following documents that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

•	Current Reports on Form 8-K filed with the SEC on May 31, 2018, July 20, 2018 and September 10, 2018;

•	Any documents filed by us under Sections 13(a), 13(c) or 14 of the Exchange Act after the date of this Circular and prior to the date of the Meeting.

EXHIBIT A — SPECIAL RESOLUTION

RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	The Corporation is hereby authorized to apply to the Director appointed under the Ontario Business Corporations Act (the “OBCA”) for a continuance in the State of Delaware.

2.

The Corporation is authorized to file with the Secretary of State of the State of Delaware the certificate of corporate domestication and a certificate of incorporation pursuant to, and in accordance with, the General Corporation Law of the State of Delaware (the “DGCL”) as if it has been incorporated thereunder (the “Domestication”).

3.

Effective on the date of the Domestication, the Corporation shall file a certificate of corporate domestication and certificate of incorporation and by-laws in the forms as set out in Exhibits B, C and D to the management proxy circular dated as of [                ], 2018 each of which is hereby approved in all respects.

4.

Notwithstanding that this special resolution shall have been duly passed by the shareholders of the Corporation, the directors of the Corporation are authorized, in their sole discretion, to abandon the application for a certificate of corporate domestication and a certificate of incorporation under the DGCL at any time prior to the filing or issue thereof without further approval of the shareholders of the Corporation.

5.

Any director or officer of the Corporation is authorized and directed to execute and deliver or cause to be executed and delivered all such documents and instruments and to take or cause to be taken all such other actions as such director or officer may determine to be necessary or desirable to carry out the intent of the foregoing special resolution, such determination to be conclusively evidenced by the execution and delivery of such documents and instruments and the taking of such actions.

IT IS INTENDED THAT THE COMMON SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT NOMINEES WILL BE VOTED IN FAVOUR OF SUCH RESOLUTION. AN AFFIRMATIVE VOTE OF 66 2/3% OF THE VOTES CAST AT THE MEETING IS NEEDED TO APPROVE THIS SPECIAL RESOLUTION.

A-1

EXHIBIT B — FORM OF CERTIFICATE OF CORPORATE DOMESTICATION

CERTIFICATE OF CORPORATE DOMESTICATION

OF

KINGSWAY FINANCIAL SERVICES INC.

CERTIFICATE OF CORPORATE DOMESTICATION

OF

KINGSWAY FINANCIAL SERVICES INC.

The undersigned, presently a corporation organized and existing under the laws of Canada, for the purposes of domesticating a corporation under Section 388 of the General Corporation Law of the State of Delaware, does certify that:

1.	Kingsway Financial Services Inc. (the “Corporation”) was first formed, incorporated, or otherwise came into being on September 19, 1989 in the jurisdiction of Ontario, Canada.

2.

The name of the Corporation immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware was:

KINGSWAY FINANCIAL SERVICES INC.

3.	The name of the Corporation as set forth in its certificate of incorporation to be filed in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is:

KINGSWAY FINANCIAL SERVICES INC.

4.

The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is Ontario, Canada.

5.

The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

6.	The effective time of this certificate of corporate domestication shall be .

*    *    *    *    *

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this     day of             , 2018.

KINGSWAY FINANCIAL SERVICES INC. an Ontario corporation

By:

Name:

Title:

B-1

EXHIBIT C — FORM OF CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION

OF

KINGSWAY FINANCIAL SERVICES INC.

ARTICLE I

NAME

The name of the Corporation is KINGSWAY FINANCIAL SERVICES INC.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Newcastle, 19801-1120. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is [    ], which shall be divided into two classes as follows:

[    ] shares of common stock, par value $0.01 per share (“Common Stock”); and

[    ] shares of preferred stock, par value $0.01 per share (“Preferred Stock”) of which 222,876 shares shall be designated as Class A Preferred Stock, Series 1, par value $0.01 per share (“Class A Preferred”).

Upon the effectiveness of the Certificate of Corporate Domestication of Kingsway Financial Services Inc., a corporation organized under the laws of Ontario, Canada (“Kingsway Ontario”), and this Certificate of Incorporation (the “Effective Time”), (i) each Common Share, no par value, of Kingsway Ontario issued and outstanding immediately prior to the Effective Time will for all purposes be deemed to be one issued and outstanding, fully paid and nonassessable share of Common Stock, without any action required on the part of the Corporation or the holders thereof, and (ii) each Class A Preferred Shares, Series 1 no par value, of Kingsway Ontario issued and outstanding immediately prior to the Effective Time will for all purposes be deemed to be one issued and outstanding, fully paid and nonassessable share of Class A Preferred, without any action required on the part of the Corporation or the holders thereof. Any stock certificate that, immediately prior to the Effective Time, represented Common Shares or Class A Preferred Shares, Series 1 of Kingsway Ontario will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of the Common Stock or Class A Preferred, as applicable.

A. Common Stock. Except as otherwise provided (i) by the DGCL, (ii) by this Article IV, or (iii) by resolutions, if any, of the board of directors of the Corporation (the “Board”) fixing the powers, designations, preferences and the relative, participating, optional or other rights of the Preferred Stock, or the qualifications, limitations or restrictions thereof, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by the DGCL, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL. There shall be no cumulative voting. Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally, subject to any rights and preferences of the Preferred Stock (as fixed by resolutions, if any, of the Board), in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

B. Preferred Stock. Subject to the provisions of this Certificate of Incorporation, the Board is authorized to fix from time to time by resolution or resolutions the number of shares of any class or series of Preferred Stock, and to determine the voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series. Further, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any such class or series, the Board is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issue of shares of that class or series. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

C. Class A Preferred. The Class A Preferred shall have the rights, terms and obligations set forth on Exhibit A hereto.

D. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

ARTICLE V

BOARD OF DIRECTORS

A. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article V relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.

C. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders). Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the annual meeting at which her or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

D. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

E. During any period when the holders of any series of Preferred Stock have the right to elect additional directors, voting separately as a series or together with one or more series, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series and the certificate of designation relating to such series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected or appointed to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

F. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

G. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE VI

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

ARTICLE VII

LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

A. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

B. The Corporation shall, to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) indemnify and hold harmless any and all current or former directors and officers of the Corporation from and against any and all of the expenses, liabilities or losses reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Bylaws may provide that the Corporation shall indemnify any current or former director or officer in connection with a proceeding (or a part thereof) initiated by such director or officer only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation shall, to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than such law permitted the Corporation to provide prior to such amendment), have the power to advance expenses to any and all current or former directors and officers of the Corporation and to provide indemnification or advance expenses to any and all current or former employees and agents of the Corporation or other Persons.

C. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-laws of the Corporation, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.

D. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VIII

CORPORATE OPPORTUNITIES

A. To the fullest extent permitted by law, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, a Specified Opportunity except as may be otherwise agreed in writing between the Corporation and a Covered Person. A “Specified Opportunity” is any matter, transaction, interest or business or investment opportunity that is presented to, or acquired, created or developed by, or which otherwise comes into the knowledge or possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction, interest or business or investment opportunity is presented to, or acquired, created or developed by, or otherwise comes into the knowledge or possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation; provided, that the Board may, by Board action and effective following such Board action, exclude any matter, transaction, interest or business or investment opportunity (or category thereof) from the definition of Specified Opportunity.

B. Without limiting the foregoing, the Corporation and its subsidiaries shall have no interest or expectancy in, nor right to be informed of, any Specified Opportunity, and in the event that any Covered Person acquires knowledge of a potential transaction or matter which may be a Specified Opportunity, such Covered Person shall, to the fullest extent permitted by law, have no duty (fiduciary or otherwise) or obligation to communicate or offer such Specified Opportunity to the Corporation or any of its subsidiaries and shall not, to the fullest extent permitted by law, be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary duty as a director of the Corporation or any of its subsidiaries solely by reason of the fact that such Covered Person acquires or seeks such Specified Opportunity for himself or herself, directs such Specified Opportunity to another individual, partnership, joint venture, corporation, association, limited liability company, trust, unincorporated organization or entity, or otherwise does not communicate information regarding such Specified Opportunity to the Corporation or its subsidiaries, and the Corporation and its subsidiaries, to the fullest extent permitted by law, waive and renounce any claim that such Specified Opportunity constituted a corporate opportunity that should have been presented to the Corporation or its subsidiaries.

C. No amendment or repeal of this Article VIII in accordance with the provisions of Article IX shall apply to or have any effect on the liability or alleged liability of any Covered Person for or with respect to any activities or opportunities of which such Covered Person becomes aware or otherwise relies on the protection afforded to such Covered Person prior to such amendment or repeal. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of a [majority in voting power of all the then-outstanding shares of stock] of the Corporation entitled to vote thereon, voting together as a single class.

B. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of [at least two-thirds of the voting power of all the then-outstanding shares of stock] of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE X

MISCELLANEOUS

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF,                              has caused this Certificate of Incorporation to be executed by its duly authorized officer on this          day of                     , 2018.

KINGSWAY FINANCIAL SERVICES INC.

By:

Name:

Title:

EXHIBIT A

KINGSWAY FINANCIAL SERVICES INC.

CLASS A PREFERRED STOCK, SERIES 1

RIGHTS, PRIVILEGES RESTRICTIONS AND CONDITIONS

1.	Designation and Number.

1.1

The first series of Class A Preferred Stock shall consist of two hundred twenty-two thousand eight hundred seventy six (222,876) shares of Class A Preferred Stock, par value $0.01 per share, which shares shall be designated as Class A Preferred Stock, Series 1 (the “Series 1 Shares”), and which, in addition to the rights, privileges, restrictions and conditions attached to the Class A Preferred Stock as a class, shall have attached thereto the following rights, privileges, restrictions and conditions.

1.2	The Corporation shall not issue any other preferred shares that rank pari passu or senior to the Series 1 Shares while any Series 1 Shares remain outstanding.

2.	Definitions and Interpretation.

2.1	Definitions. Where used herein, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings, respectively:

(a)

“board of directors” or “directors” means the board of directors of the Corporation or, if duly constituted and empowered, the executive or any other committee of the board of directors of the Corporation for the time being, and reference without further elaboration to action by the directors means either action by the directors of the Corporation as a board or action by any such committee;

(b)

“business day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday for the purpose of legislation in Canada or the United States or in the municipality in which the registered office of the Corporation is located;

(c)

“certificate of the Corporation” means a written certificate of the Corporation signed on behalf of the Corporation by any two of the officers or directors of the Corporation having knowledge of the matters therein affirmed;

(ee	“Common Stock” means the common stock which the Corporation is authorized to issue;

(e)	“Conversion Basis” means 6.25 shares of Common Stock for each Series 1 Share converted, subject to adjustment as provided herein;

(f)	“Corporation” means Kingsway Financial Services Inc.;

(g)

“Current Market Price” means the average closing price for at least one board lot sale of the Common Stock on The New York Stock Exchange for the 30 consecutive Trading Days commencing 45 Trading Days before the date for determining the Current Market Price or, if the Common Stock is not listed or quoted on any stock exchange or over-the-counter market, such price as may be determined by the directors of the Corporation after consideration of an independent third party valuation of the Common Stock;

(h)	“DGCL” means the Delaware General Corporation Law, as amended from time to time.

(i)	“Dividend Payment Date” means the first day of each of January, April, July and October in each year;

(j)	“Dividend Quarter” means the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date;

(k)	“holder” means a person or, in the case of joint holders, the persons, recorded on the securities register of the Corporation as being the registered holder or holders of one or more Series 1 Shares;

(l)

“Issue Date” means the date of first issue of the Series 1 Shares (which for purposes hereof includes the issuance of Series 1 Shares by the Corporation prior to its domestication under Section 388 of the DGCL);

(m)	“Mandatory Redemption Date” means April 1, 2021;

(n)

“ranking as to the return of capital” means ranking with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary; and ranking as to the payment of dividends means ranking with respect to the payment of dividends by the Corporation on its shares; for greater certainty, references herein to “ranking on a parity with” do not mean or include “ranking prior to”; and

(o)

Trading Day means any day on which the New York Exchange is open for trading, provided that if the Common Stock is not listed on the New York Stock Exchange on any day which is intended to be a Trading Day for the purposes hereof, “Trading Day” shall mean any day that any other stock exchange or over-the-counter market on which the Common Stock is listed or quoted, as shall be specified for such purpose by the directors, is open for trading and any reference to price on the New York Stock Exchange shall be deemed to mean price on such other exchange or over-the-counter market.

2.2

Business Day. In the event the date on which or by which any action is required to be taken by the Corporation or any holder of Series 1 Shares is not a business day, then such action shall be required or permitted to be taken on or by the next succeeding date that is a business day.

2.3	Notice.

(a)

Notice. Any notice (which term includes any communication or document) required or permitted to be given, sent, delivered or otherwise served to or upon a holder of Series 1 Shares pursuant to these share provisions shall, unless some other means is specifically required, be sufficiently given, sent, delivered or otherwise served if given, sent, delivered or served by prepaid mail and shall be deemed to be given, sent, delivered, served and received, if sent by prepaid mail, on the date of mailing thereof.

(b)

Postal Disruption. If there exists any actual or apprehended disruption of mail services in Canada or the United States in which there are holders of Series 1 Shares whose addresses appear on the books of the Corporation to be in such jurisdiction, notice may (but need not) be given to the holders in such respective jurisdictions by means of publication once in each of two successive weeks in a newspaper of general circulation published in the cities of Toronto or Chicago, as applicable. Notice given by publication shall be deemed for all purposes to be proper notice and to have been given on the day on which the first publication is completed in the city in which notice is published.

(c)

Accidental Omission. Accidental failure or omission to give notice to one or more holders of Series 1 Shares in any circumstance where notice is required to be given hereunder shall not affect the validity of the action, event or circumstance so concerned, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time.

(d)

Delaware Law. These share provisions shall be governed by and are subject to the applicable provisions of the DGCL and all other laws binding upon the Corporation and, except as otherwise expressly provided herein, all terms used herein which are defined in the DGCL shall have the respective meanings ascribed thereto in the DGCL.

3.	Conversion Privilege.

3.1

Right to Convert. The holders of Series 1 Shares shall have the right (the “Conversion Right”), exercisable at any time, to convert all or any part of their Series 1 Shares into Common Stock at the Conversion Basis.

3.2

Exercise of Conversion Right. Any holder of Series 1 Shares desiring to exercise the Conversion Right shall complete the conversion panel, if any, on the reverse of the certificate or certificates representing the Series 1 Shares which such holder desires to convert (or such other document as may be provided by or on behalf of the Corporation for such purpose), specifying the number of Series 1 Shares to be converted, and shall present and surrender to the Corporation at its registered office the certificate or certificates representing the Series 1 Shares to be converted, naming the persons in whose name the shares of Common Stock are to be registered, and stating the number of shares of Common Stock to be issued to each. If any of the Common Stock is to be issued to persons other than the holder of such Series 1 Shares, all other conditions precedent to the Corporation’s duty to register a transfer of shares shall also be satisfied. On the date of such delivery and if such conditions are satisfied, each person in whose name the Common Stock is to be issued as designated in the notice shall be deemed for all purposes the holder of fully paid Common Stock in the number designated in such notice (not exceeding in aggregate as among such persons the total number of shares of Common Stock resulting from the conversion) and such persons shall be entitled to delivery by the Corporation of certificates representing their Common Stock promptly after such date. If less than all of the Series 1 Shares represented by any certificate are converted, the Corporation shall issue a new certificate for the balance without charge.

3.3

No Adjustment for Accrued Dividends. Upon the conversion of any Series 1 Shares into Common Stock there shall be no payment by the Corporation on account of any dividends accrued but unpaid on the Series 1 Shares.

3.4	Adjustment of Conversion Basis. The Conversion Basis shall be subject to adjustment from time-to-time in accordance with the following provisions:

(a)	Stock Dividends, Subdivisions and Consolidations by Corporation. If the Corporation shall:

(i)	issue Common Stock or securities exchangeable for or convertible into Common Stock without further payment pursuant to a stock dividend to all or substantially all of the holders of Common Stock;

(ii)	make a distribution on its issued and outstanding Common Stock payable in Common Stock or securities exchangeable for or convertible into Common Stock without further payment;

(iii)	subdivide its issued and outstanding Common Stock into a greater number of shares of Common Stock; or

(iv)	consolidate its issued and outstanding Common Stock into a smaller number of shares of Common Stock;

(any such event being called a “Common Share Reorganization”), the Conversion Basis then in effect shall be adjusted effective immediately after the record date on which the holders of Common Stock are determined for the purposes of the Common Share Reorganization to the Conversion Basis determined by multiplying the Conversion Basis then in effect by the fraction, the numerator of which shall be the number of shares of Common Stock which will be issued and outstanding after the completion of such Common Share Reorganization, including in the case where securities exchangeable for or convertible into Common Stock are distributed, the number of shares of Common Stock that would be issued and outstanding had all of such securities been exchanged for or converted into Common Stock on such record date and the denominator of which shall be the number of shares of Common Stock issued and outstanding on such record date.

(b)

Rights Offerings by Corporation. If the Corporation shall distribute rights, options or warrants exercisable within a period of 45 days after the record date for such distribution to subscribe for or purchase Common Stock or securities exchangeable for or convertible into Common Stock at a price per share of Common Stock or at an exchange or conversion value per Common Share in the case of securities exchangeable for or convertible into Common Stock equal to or less than 90% of the Current Market Price for the Common Stock determined as of the record date for such distribution, to all or substantially all of the holders of Common Stock (any such event being called a “Rights Offering”), the Conversion Basis then in effect shall be adjusted effective immediately after the record date on which holders of Common Stock are determined for purposes of the Rights Offering to the Conversion Basis determined by multiplying:

(i)	the Conversion Basis in effect on such record date by;

(ii)	the fraction:

(A)	the numerator of which shall be the aggregate of:

(1)	the number of shares of Common Stock issued and outstanding on such record date, and

(2)

the number of shares of Common Stock offered pursuant to the Rights Offering or the maximum number of shares of Common Stock for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, and

(B)	the denominator of which shall be the aggregate of:

(1)	the number of shares of Common Stock issued and outstanding on such record date, and

(2)	the number determined by dividing either:

(I)	the product of:

a.	the number of shares of Common Stock so offered, and

b.	the price at which each one of such shares of Common Stock is offered, or

(II)	the product of:

a.	the maximum number of shares of Common Stock for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted, and

b.	the exchange or conversion value of each one of such securities so offered,

as the case may be, by the Current Market Price for the Common Stock determined as of such record date. To the extent that such options, rights or warrants are not exercised prior to the expiry date thereof, the Conversion Basis shall be re adjusted effective immediately after such expiry date to the Conversion Basis which would then have been in effect based upon the number of shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock actually issued on the exercise of such options, rights or warrants.

(c)	Special Distributions by Corporation. If the Corporation shall distribute to all or substantially all of the holders of Common Stock:

(i)	shares of any class other than Common Stock;

(ii)

rights, options or warrants, other than rights, options or warrants referred to in paragraph 3.4(b) hereof and other than rights, options or warrants exercisable within a period of 45 days after the record date for such distribution to subscribe for or purchase Common Stock or securities exchangeable for or convertible into Common Stock at a price per Common Share or at an exchange or conversion value per Common Share greater than 90% of the Current Market Price for the Common Stock determined as of the record date for such distribution;

(iii)	evidences of indebtedness; or

(iv)

any other assets, excluding Common Stock issued by way of stock dividends and cash dividends paid out of earnings including the value of any shares or other property distributed in lieu of such cash dividends at the option of shareholders; and

such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any such event being called a Special Distribution), the Conversion Basis then in effect shall be adjusted effective immediately after the record date on which the holders of Common Stock are determined for the purpose of the Special Distribution to the Conversion Basis determined by multiplying the Conversion Basis in effect on the record date of the Special Distribution by:

(v)	the fraction:

(A)

the numerator of which shall be the number of shares of Common Stock issued and outstanding on such record date multiplied by the Current Market Price for the Common Stock determined as of such record date, and

(B)	the denominator of which shall be the difference between:

(1)	the product of:

(I)	the number of shares of Common Stock issued and outstanding on such record date, and

(II)	the Current Market Price for the Common Stock determined as of such record date, and

(2)

the fair value, as determined by the directors of the Corporation, whose determination shall be conclusive, to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

(d)

Other Reorganizations by Corporation. If and whenever there is a capital reorganization of the Corporation not otherwise provided for in this subsection 3.4 or a consolidation, merger or amalgamation of the Corporation with or into another body corporate (any such event being called a “Capital Reorganization”), any holder of Series 1 Shares who exercises the Conversion Right after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled on conversion, the aggregate number of shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holder had been the registered holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in paragraphs (a), (b) and (c) of this subsection 3.4; provided that no such Capital Reorganization shall be made effective unless all necessary steps shall have been taken so that the holders of Series 1 Shares shall thereafter be entitled to receive such number of such shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization.

(e)

Reclassification by Corporation. If the Corporation shall reclassify the issued and outstanding Common Stock (such event being called a Reclassification), the Conversion Basis shall be adjusted effective immediately after the record date of such Reclassification so that holders of Series 1 Shares who exercise the Conversion Right thereafter shall be entitled to receive the shares that such holders would have received had such Series 1 Shares been converted immediately prior to such record date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in paragraphs (a), (b) and (c) of this subsection 3.4.

(f)	Adjustment Rules. The following rules and procedures shall be applicable to adjustments of the Conversion Basis made pursuant to this subsection 3.4:

(i)

No adjustment in the Conversion Basis shall be made in respect of any event described in this subsection 3.4 if the holders of the Series 1 Shares are entitled to participate in such event on the same terms mutatis mutandis as if such holders had converted their Series 1 Shares prior to or on the effective date or record date of such event.

(ii)

No adjustment in the Conversion Basis shall be made pursuant to this subsection 3.4 in respect of the issue from time-to-time of Common Stock to holders of Common Stock who exercise an option to receive substantially equivalent dividends in Common Stock or securities exchangeable for or convertible into Common Stock in lieu of receiving cash dividends, and any such issue shall be deemed not to be a Common Share Reorganization.

(iii)

No adjustment in the Conversion Basis shall be made if such adjustment would result in a decrease below the applicable unadjusted Conversion Basis other than in respect of a consolidation of the issued and outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(iv)

Forthwith after any adjustment in the Conversion Basis pursuant to this subsection 3.4 the Corporation shall file with the transfer agent for the Common Stock a certificate of the Corporation certifying as to the particulars of such adjustment and, in reasonable detail, the event requiring and the manner of determining such adjustment. The Corporation shall also at such time give written notice to the holders of Series 1 Shares of the Conversion Basis following such adjustment.

(g)

Disputes. If any question arises with respect to the number of shares of Common Stock to be issued on any exercise of the Conversion Right, it shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Corporation and such determination shall bind the Corporation and all shareholders of the Corporation.

(h)

No Fractions. In any case where a fraction of a share of Common Stock would otherwise be issuable on the conversion of one or more Series 1 Shares, the number of shares of Common Stock to be issued to a holder on conversion of Series 1 Shares into Common Stock shall be rounded down to the nearest whole number of shares of Common Stock so that no fractional shares are issuable.

4.	Dividends.

4.1

Payment of Dividends. The holders of Series 1 Shares shall, in priority to the Common Stock and the shares of any other class or series ranking junior to the Series 1 Shares, be entitled to receive, and the Corporation shall pay thereon, as and when declared by the directors of the Corporation, out of monies of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends at an annual rate of US$1.25 per Series 1 Share per annum, payable in equal quarterly installments on each Dividend Payment Date. Dividends on outstanding Series 1 Shares shall accrue from day to day from the Issue Date with the initial dividend to be determined in accordance with subsection 4.2. In the event that the Corporation has not paid dividends to the holders of the Series 1 Shares for a period greater than 30 consecutive months, the fixed, cumulative, preferential cash dividend payable will then increase to an annual rate of US$1.875 per Series 1 Share per annum, payable in equal quarterly installments on each Dividend Payment Date on a prospective basis. The holders of Series 1 Shares shall not be entitled to any dividends other than or in excess of the fixed, cumulative, preferential cash dividends provided for herein. Additionally, a holder of Series 1 Shares shall not be entitled to receive a dividend on any Series 1 Shares in respect of which a notice of conversion has been delivered under subsection 3.2 if the notice is delivered prior to the date for payment of such dividend (unless the conversion right was exercised following receipt of a notice of redemption in which case such holder will be entitled to such dividends).

4.2	Dividends for a Partial Quarter. The amount of the dividend or amount calculated by reference to the dividend for any period which is less than a Dividend Quarter with respect to any Series 1 Share:

(a)	for the period from the Issue Date to the first Dividend Payment Date;

(b)	which is redeemed or purchased during such Dividend Quarter; or

(c)	where assets of the Corporations are distributed to the holders of Series 1 Shares pursuant to section 8.1 hereof during such Dividend Quarter;

shall be equal to the amount (rounded to the nearest 1/10th of one cent) calculated by multiplying US$0.3125 (or US$0.46875 in the event that the fixed, cumulative, preferential cash dividend payable has increased in accordance with section 4.1) by a fraction of which the numerator is the number of days in such Dividend Quarter that such Series 1 Share has been outstanding (excluding the Dividend Payment Date at the beginning of such Dividend Quarter if such Series 1 Share was outstanding on that date and including the date of redemption, purchase or distribution or the Dividend Payment Date at the end of such Dividend Quarter if such Series 1 Share was outstanding on that date) and the denominator is the number of days in such Dividend Quarter (excluding the Dividend Payment Date at the beginning thereof and including the Dividend Payment Date at the end thereof).

4.3

Payment Procedure. The Corporation shall pay the dividends on the Series 1 Shares (less any tax required to be deducted or withheld by the Corporation) by electronic funds transfer or by check(s) drawn on a chartered bank or trust company and payable in lawful money of the United States at any branch of such bank or trust company in Canada or the United States, or in such other manner, not contrary to applicable law, as the Corporation shall reasonably determine. The delivery or mailing of any check to a holder of Series 1 Shares (in the manner provided for in subsection 2.3) or the electronic transfer of funds to an account specified by such holder shall be a full and complete discharge of the Corporation’s obligation to pay the dividends to such holder to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Corporation from the related dividends as aforesaid and remitted to the proper taxing authority), unless such check is not honored when presented for payment. Subject to applicable law, dividends which are represented by a check which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable may be reclaimed and used by the Corporation for its own purposes.

4.4

Cumulative Payment of Dividends. If on any Dividend Payment Date the dividends accrued to such date are not paid in full on all of the Series 1 Shares then outstanding, such dividend, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient monies properly applicable to the payment of such dividends.

5.	Redemption.

5.1

Early Redemption. Subject to the provisions of the DGCL, these articles and the provisions of this section 5.1 and of section 7.1 hereof, the Corporation may, any time after the date that is two years from the date of issuance of the Series 1 Shares, upon giving notice as hereinafter provided, redeem at any time or from time-to-time all or any part of the then outstanding Series 1 Shares, on payment for each Series 1 Share of US$28.75 together with the amount equal to all dividends, if any, accrued and unpaid thereon, whether or not declared, up to and including the date specified for redemption (the whole amount constituting and being hereinafter referred to as the “Early Redemption Price”).

5.2

Partial Redemption. In case only a part of the Series 1 Shares are at any time to be redeemed, the Series 1 Shares so to be redeemed shall be selected by lot or, if the directors of the Corporation so determine, on a pro rata basis, disregarding fractions, according to the number of Series 1 Shares held by each holder thereof. If only a part of the Series 1 Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series 1 Shares shall be issued to the holder at the expense of the Corporation.

5.3

Mandatory Redemption. Subject to the provisions of the DGCL, these articles and the provisions of this section 5.3 and of section 7.1 hereof, the Corporation shall, upon giving notice as hereinafter provided, redeem on the Mandatory Redemption Date all of the then outstanding Series 1 Shares, on payment for each Series 1 Share of US$25.00 together with the amount equal to all dividends, if any, accrued and unpaid thereon, whether or not declared, up to and including the date specified for redemption (the whole amount constituting and being hereinafter referred to as the Redemption Price).

5.4

Method of Redemption. In any case of redemption of Series 1 Shares, the Corporation shall, not less than 30 nor more than 60 days before the date specified for redemption, send to each holder of Series 1 Shares to be redeemed notice of the intention of the Corporation to redeem such Series 1 Shares. Such notice shall set out the number of Series 1 Shares held by the holder which are to be redeemed, the Redemption Price or Early Redemption Price, as applicable, the date specified for redemption, and the place at which holders of Series 1 Shares may present and surrender such Series 1 Shares for redemption. On and after the date specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the holders of the Series 1 Shares to be redeemed the Redemption Price or Early Redemption Price, as applicable, for each Series 1 Share to be redeemed on presentation and surrender, at the registered office of the Corporation or any other place specified in the notice of redemption, of the certificate or certificates representing the Series 1 Shares called for redemption. Payment in respect of Series 1 Shares being redeemed shall be made by checks payable in lawful money of the United States at par at any branch of the Corporation’s bankers for the time being. The Corporation shall have the right at any time after the giving of notice of redemption to deposit the aggregate Redemption Price or Early Redemption Price, as applicable, of the Series 1 Shares called for redemption or of such of the Series 1 Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company named in such notice or in a subsequent notice to the holders of the Series 1 Shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective holders of Series 1 Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such Series 1 Shares. Upon such deposit being made or upon the date specified for redemption, whichever is the later, the Series 1 Shares in respect of which such deposit shall have been made shall be and be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, their proportionate part of the amount so deposited upon presentation and surrender of the certificate or certificates representing their Series 1 Shares being redeemed. Any interest on any such deposit shall belong to the Corporation. From and after the date specified for redemption in any notice of redemption, the Series 1 Shares called for redemption shall cease to be entitled to dividends and to participate in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as holders in respect thereof unless payment of the Redemption Price or Early Redemption Price, as applicable, shall not be made upon presentation and surrender of the certificates in accordance with this section 5.4, in which case the rights of the holders thereof shall remain unaffected. Redemption monies which are represented by a check which has not been presented to the drawee for payment or which otherwise remain unclaimed (including monies held on deposit in a special account as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. Holders of Series 1 Shares receiving a notice of redemption may, if so desired, exercise the Conversion Right in respect of the Series 1 Shares to be redeemed at any time prior to the date fixed for redemption of such Series 1 Shares unless payment of the Redemption Price or Early Redemption Price, as applicable, shall not be made upon presentation and surrender of the certificates in accordance with this section 5.4, in which case the rights of the holders shall remain unaffected.

6.	Purchase for Cancellation.

6.1

Right to Purchase. Subject to the provisions of the DGCL, these articles and to the provisions of section 7.1 hereof, the Corporation may at any time or from time-to-time purchase for cancellation all or any part of the outstanding Series 1 Shares at any price by invitation for tenders addressed to all of the holders of

Series 1 Shares then outstanding or in any other manner provided that the price for each Series 1 Share so purchased for cancellation shall not exceed the Redemption Price plus costs of purchase.

6.2

Pro Rata Purchase. If, in response to an invitation for tenders under the provisions of this section 6, more Series 1 Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the Series 1 Shares to be purchased by the Corporation shall be purchased to the next lowest whole share as nearly as may be pro rata according to the number of Series 1 Shares tendered by each holder who submits a tender to the Corporation or as otherwise may be required by applicable law, provided that when Series 1 Shares are tendered at different prices, the pro rating shall be effected only with respect to Series 1 Shares tendered at the price at which more Series 1 Shares are tendered than the Corporation is prepared to purchase after the Corporation has purchased all of the Series 1 Shares tendered at lower prices.

7.	Restrictions on Dividends and Retirement and Issue of Shares.

7.1	So long as any of Series 1 Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Series 1 Shares given as specified in section 10.1 hereof:

(a)

declare, pay or set apart for payment any dividend on the Common Stock or any other shares of the Corporation ranking as to the payment of dividends junior to the Series 1 Shares (other than stock dividends in shares of the Corporation ranking as to dividends junior to the Series 1 Shares);

(b)

redeem, purchase for cancellation or otherwise retire or make any capital distribution on or in respect of the Common Stock or any other shares of the Corporation ranking as to the return of capital junior to the Series 1 Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking as to capital junior to the Series 1 Shares); or

(c)	redeem, purchase for cancellation or otherwise retire less than all of the Series 1 Shares; unless:

(i)

all dividends then payable on the Series 1 Shares then outstanding and on all other shares of the Corporation ranking as to the payment of dividends on a parity with the Series 1 Shares shall have been declared and paid or monies set apart for payment; and

(ii)

after giving effect to the payment of such dividend or such redemption, purchase, retirement or capital distribution, the realizable value of the assets of the Corporation would not be less than the sum of the liabilities of the Corporation plus the amount that would be required to give effect to the rights of holders of shares (other than the Series 1 Shares) that have a right to be paid, on redemption or liquidation, rateably with or prior to holders of Series 1 Shares plus the amount required to redeem all of the then outstanding Series 1 Shares, all calculated at the date of such redemption, purchase or capital distribution, as the case may be, in accordance with the then applicable provisions of the DGCL.

8.	Liquidation, Dissolution or Winding Up.

8.1

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Series 1 Shares shall be entitled to receive from the assets of the Corporation an amount equal to US$25.00 for each Series 1 Share together with the amount equal to all accrued but unpaid dividends thereon, whether declared or not, before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to holders of the Common Stock or any other shares of the Corporation ranking as to the return of capital junior to the Series 1 Shares. After payment to the holders of Series 1 Shares of the amounts so payable to them, such holders shall not be entitled to share in any further payment in respect of the distribution of the assets of the Corporation.

9.	Modification of Series.

9.1

The rights, privileges, restrictions and conditions attached to the Series 1 Shares may be added to, changed, removed or otherwise amended only with the prior approval of the holders of the Series 1 Shares given as specified in section 10.1 hereof, in addition to any vote or authorization required by the DGCL or these provisions.

10.	Approval of Holders of Series 1 Shares.

10.1	The approval of the holders of Series 1 Shares with respect to any matters referred to in these provisions may be given as specified below:

(a)

Approval and Quorum. Except as otherwise provided herein, any approval required to be given by holders of Series 1 Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all of the holders of the then outstanding Series 1 Shares or by a resolution passed by the affirmative vote of at least two thirds of the votes cast by the holders of Series 1 Shares who voted in respect of that resolution at a meeting of the holders of the Series 1 Shares called and held for that purpose in accordance with the by-laws of the Corporation at which the holders of at least one tenth of the then outstanding Series 1 Shares are present in person or represented by proxy; provided that, if at any such meeting a quorum is not present within one half hour after the time appointed for such meeting, the meeting shall be adjourned to the same day in the next week at the same time and to such place as the chairman of the meeting may determine and, subject to the provisions of the DGCL, it shall not be necessary to give notice of such adjourned meeting. At such adjourned meeting, holders of Series 1 Shares then present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of Series 1 Shares.

(b)

Votes. On every poll taken at any meeting of the holders of Series 1 Shares, each holder of Series 1 Shares shall be entitled to one vote in respect of the greater of (i) each US$1.00 stated capital added to the stated capital account for the Series 1 Shares in respect of the issue of each such share and (ii) each US$1.00 of the liquidation preference or redemption preference (excluding any amount payable in respect of accrued but unpaid dividends) attached to each such share (and if the liquidation preference and redemption preference are not the same at the applicable time, then the greater of the two).

Subject to the foregoing, the formalities to be observed with respect to proxies, the giving of notice and the conduct of any such meeting or any adjourned meeting shall be those from time-to-time prescribed in the DGCL and the by-laws of the Corporation with respect to meetings of shareholders.

11.	Voting Rights.

11.1

The holders of Series 1 Shares shall not be entitled as such (except as hereinbefore or hereinafter specifically provided or as otherwise may be required by the DGCL) to receive notice of or to attend any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting.

12.	Deemed Amendment.

12.1

If at any time after the Issue Date there are no Series 1 Shares outstanding, then the authorized capital of the Corporation shall be deemed to be automatically amended to remove the Series 1 Shares as shares which the Corporation is authorized to issue and as a series of the Class A Preferred Stock and the designation “Class A Preferred Stock, Series 1” may be used in respect of any series of Class A Preferred Stock created subsequent to any such amendment.

13.	Withholding Taxes and Transfer Taxes

13.1

Withholding Taxes. Notwithstanding any other provision of these share provisions, the Corporation may deduct and withhold from any payment, distribution, issuance or delivery (whether in cash or other property) to be made pursuant to these share provisions any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these share provisions is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any non-cash payment, distribution, issuance or delivery to be made pursuant to these share provisions any amounts required or permitted by law by to be deducted and withheld from any such payment distribution, issuance or delivery and to dispose of such property in order to remit any amount require to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 1 Shares pursuant to these share provisions shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this section 12. Holders of Series 1 Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada), and any successor or replacement provision of similar effect, in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions and shall indemnify and hold harmless the Corporation on an after-tax basis for any taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions. Notwithstanding anything herein inconsistent with this Section 13, the Corporation is entitled to deduct and withhold from any dividend or other amount payable to any holder of Class A Preferred such amounts as the Corporation is required to deduct and withhold with respect to such payment under any provision of provincial, federal, territorial, state, local or foreign tax law. Any amounts so deducted and withheld will be treated for all purposes hereof as having been paid to the holder of the Class A Preferred in respect of which such deduction and withholding was made.

13.2

Transfer Taxes. For greater certainty, and notwithstanding any other provision of these share provisions, the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom Series 1 Shares are issued in connection with the conversion of Series 1 Shares into Common Stock in respect of the issuance of such Common Stock or the certificates therefor, or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name or names other than that of the holder of the Series 1 Shares, or deliver such certificate unless the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

EXHIBIT D — FORM OF BY-LAWS

KINGSWAY FINANCIAL SERVICES INC.

BY-LAWS

BYLAWS

OF

KINGSWAY FINANCIAL SERVICES INC.

ARTICLE I

Offices

SECTION 1.01 Registered Office. The registered office and registered agent of Kingsway Financial Services Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.

ARTICLE II

Meetings of Stockholders

SECTION 2.01 Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that annual meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of these Bylaws in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

SECTION 2.02 Special Meetings.

(A) Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of (i) the Board of Directors, (ii) the Chairperson of the Board of Directors or (iii) the Secretary of the Corporation following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.02 from stockholders of record as of the record date fixed in accordance with Section 2.03, who hold, in the aggregate, at least 10% of the voting power of the outstanding shares of the Corporation. The notice of a special meeting shall state with specificity the purpose of the special meeting. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

(B) No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.02(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date ( a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(C) To be in proper form for purposes of this Section 2.02, a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:

(i) As to each Requesting Person (as defined below), information set forth in Section 2.03(A)(3)(c)-(e) herein.

(ii) As to the purpose or purposes of the special meeting, (a) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (b) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(iii) If directors are proposed to be elected at the special meeting, the information set forth in Section 2.03(A)(3)(a) herein for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 2.02, the term “Requesting Person” shall mean the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting and any Stockholder Associated Person (as defined below) of such stockholder.

(D) Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.02 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received.

(E) Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.02 unless stockholders of record as of the Demand Record Date who hold, in the aggregate, at least 10% of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to this Section 2.02. To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(F) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 2.02, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(G) After receipt of demands in proper form and in accordance with this Section 2.02 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with this Section 2.03 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 2.03 of these Bylaws.

(H) If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.02, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.02, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.02, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

(I) A special meeting may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors or the Chairperson of the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of these Bylaws in accordance with Section 211(a) of the DGCL. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chairperson of the Board of Directors.

SECTION 2.03 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Except for (a) any directors entitled to be elected by the holders of Preferred Stock (if any pursuant to the terms applicable to the Preferred Stock at any time) (b) any directors elected or appointed in accordance with Section 3.05 hereof by the Board of Directors to fill a vacancy or newly-created directorship, or (c) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 2.03 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of these Bylaws, (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who, subject to paragraph (C)(4) of this Section 2.03, complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely, proper notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held or deemed to have occurred in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(3) To be in proper written form, such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by the person and any Stockholder Associated Person (as defined below), (iv) the date such shares were acquired and the investment intent of such acquisition, (v) a detailed description of the terms of any agreement, arrangement or understanding between the proposed nominee and any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation or relating to the proposed nominee’s nomination and (vi) any other information relating to the person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the Stockholder Associated Person, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records and any Stockholder Associated Person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and any Stockholder Associated Person, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation regarding whether the stockholder or the Stockholder Associated Person, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and/or Stockholder Associated Person, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and/or Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice and/or any Stockholder Associated Person; and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any Stockholder Associated Person is a party, the intent or effect of which may be (i) to transfer to or from any Stockholder Associated Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any Stockholder Associated Person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any Stockholder Associated Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 2.03 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. A “Stockholder Associated Person” of any stockholder is (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors (or in the case of a special meeting requested pursuant to Section 2.02 of these Bylaws, the holders of at least 10% of the voting power of the Corporation requesting such special meeting) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on shareholder approvals. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, a meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(2) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release (i) is released by the Corporation following its customary procedures, (ii) is reported by the Dow Jones News Service, Associated Press or comparable national news service, or (iii) is generally available on internet news sites, or (b) in a document publicly filed by the

Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.03 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, to elect directors under specified circumstances.

SECTION 2.04 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

SECTION 2.05 Quorum. Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

SECTION 2.06 Voting. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting, to the extent permitted by and in the manner provided in the Certificate of Incorporation, may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation or applicable law, or determined by the chairperson of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Certificate of Incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

SECTION 2.07 Chairperson of Meetings. The Chairperson of the Board of Directors, if one is elected by the Board of Directors, or, in his or her absence or disability, the Chief Executive Officer of the Corporation, or in the absence of the Chairperson of the Board of Directors and the Chief Executive Officer, a person designated by the Board of Directors shall be the chairperson of the meeting and, as such, preside at all meetings of the stockholders.

SECTION 2.08 Secretary of Meetings. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence or disability of the secretary, the Chairperson of the Board of Directors or the Chief Executive Officer shall appoint a person to act as Secretary at such meetings.

SECTION 2.09 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

SECTION 2.10 Adjournment. At any meeting of stockholders of the Corporation, the chairperson of the meeting or stockholders holding a majority in voting power of the shares of stock, present in person or by proxy and entitled to vote thereat even if less than a quorum, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting if the adjournment is for less than thirty (30) days. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

SECTION 2.11 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(A) participate in a meeting of stockholders; and

(B) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 2.12 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

Board of Directors

SECTION 3.01 Powers. Except as otherwise provided by the Certificate of Incorporation, these Bylaws or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.02 Number and Term; Chairperson. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors. Directors shall be elected by the stockholders at their annual meeting, and the term of each director so elected shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The Board of Directors shall elect a Chairperson of the Board, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chairperson of the Board shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairperson of the Board is not present at a meeting of the Board of Directors, the Chairperson may designate another director of the Board to preside at such meeting. If the Chairperson of the Board is not present at a meeting of the Board of Directors and the Chairperson has not designated another director to preside at the meeting pursuant to the preceding sentence, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairperson of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

SECTION 3.03 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

SECTION 3.04 Removal. Directors of the Corporation may only be removed in the manner provided in the Certificate of Incorporation and applicable law.

SECTION 3.05 Vacancies and Newly Created Directorships. Except as otherwise provided by law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

SECTION 3.06 Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Corporation or the Chairperson of the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary of the Corporation if directed by the Board of Directors and shall be at such place, date and time as may be fixed by the person or persons at whose direction the meeting is called. Notice need not be given of regular meetings of the Board of Directors. At least forty eight (48) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 3.07 Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

SECTION 3.08 Committees; Committee Rules. The Board of Directors may designate one or more committees, including, but not limited to, an Audit Committee, a Compensation and Management Resources Committee, an Investment Committee and a Nominating and Corporate Governance Committee, each such committee to consist of one or more of the directors of the Corporation as determined by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 3.09 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10 Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

SECTION 3.11 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 3.12 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

Officers

SECTION 4.01 Number. The officers of the Corporation shall include a Chief Executive Officer and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect a President, Chief Operating Officer, Chief Financial Officer, one or more Business Unit Presidents and one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

SECTION 4.02 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

SECTION 4.03 Chief Executive Officer. The Chief Executive Officer, who may also be the President, subject to the determination of the Board of Directors, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a separate Chairperson of the Board or in the absence or inability to act as the Chairperson of the Board, the Chief Executive Officer shall exercise all of the powers Chairperson and discharge all of the duties of the Chairperson of the Board, but only if the Chief Executive Officer is a director of the Corporation.

SECTION 4.04 President and Vice Presidents. The President, if one is elected, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Chief Operating Officer, if one is elected, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Chief Financial Officer, if one is elected, shall have such powers and perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors. Each Business Unit President, if any are elected, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.05 Treasurer. The Treasurer, if one is elected, shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by (i) the Board of Directors or its designees selected for such purposes or (ii) the President or any Vice President. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Treasurer shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.06 Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

SECTION 4.07 Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.

SECTION 4.08 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by (i) the Board of Directors or its designees selected for such purposes or (ii) the President or any Vice President. All checks or other orders for the payment of money shall be signed by any of the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 4.09 Contracts and Other Documents. Any of the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

SECTION 4.10 Ownership of Stock of Another Corporation. Unless otherwise directed by the Board of Directors, any of the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

SECTION 4.11 Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

SECTION 4.12 Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner as prescribed with respect to directors under Section 3.03 of these Bylaws.

SECTION 4.13 Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE V

Stock

SECTION 5.01 Shares With Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairperson of the Board of Directors or the Vice Chairperson of the Board of Directors, or the President or a Vice President, Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose) certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

SECTION 5.02 Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

SECTION 5.03 Transfer of Shares. Shares of stock of the Corporation represented by certificates shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation.

SECTION 5.04 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

SECTION 5.05 List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.

SECTION 5.06 Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required or permitted by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting to the extent required by Section 2.10 of these Bylaws the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting in each case, in accordance with Section 2.10 of these Bylaws.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 5.07 Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

Notice and Waiver of Notice

SECTION 6.01 Notice. If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

SECTION 6.02 Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

Indemnification

SECTION 7.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 7.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 or otherwise.

SECTION 7.03 Right of Indemnitee to Bring Suit. If a claim under Section 7.01 or 7.02 is not paid in full by the Corporation within (i) 60 days after a written claim for indemnification has been received by the Corporation or (ii) 30 days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard for indemnification set forth in Section 7.01 of these Bylaws. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard for indemnification set forth in Section 7.01 of these Bylaws. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 7.01 of these Bylaws, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

SECTION 7.04 Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

SECTION 7.05 Nature of Rights. The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes an officer or director of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are elected or appointed as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or any subsidiary shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Corporation. Such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

SECTION 7.06 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 7.07 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Any reference to an officer of the Corporation in this Article VII shall be deemed to refer exclusively to [the Chief Executive Officer, the President, any President of a business unit, the Chief Financial Officer, the Chief Operating Officer, the General Counsel, the Chief Human Resources Officer, the Treasurer and the Secretary] of the Corporation appointed pursuant to Article IV of these By-laws, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors pursuant to Article IV of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VII.

ARTICLE VIII

Miscellaneous

SECTION 8.01 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 8.02 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 8.03 Fiscal Year. The fiscal year of the Corporation shall end on December 31, or such other day as the Board of Directors may designate.

SECTION 8.04 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 8.05 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

Exclusive Jurisdictions for Certain Actions

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of, or based upon a breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or the Certificate of Incorporation or these Bylaws (as either may be amended and/or restated from time to time or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware), or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, that, in the case of each of the foregoing clauses (i) through (iv), if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware, or if no state court has jurisdiction, the federal district court for the District of Delaware. To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article IX.

ARTICLE X

Amendments

The Board of Directors is authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock (as defined in the Certificate of Incorporation), these Bylaws or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, without limitation, this Section 10) or to adopt any provision inconsistent herewith.

EXHIBIT E — SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

Rights of dissenting shareholders

185. (1) Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)	amalgamate with another corporation under sections 175 and 176;

(d)	be continued under the laws of another jurisdiction under section 181; or

(e)	sell, lease or exchange all or substantially all its property under subsection 184(3), a holder of shares of any class or series entitled to vote on the resolution may dissent.

Idem

(2) If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)	subsection 170(5) or (6).

One class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Exception

(3) A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)	deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

Shareholder’s right to be paid fair value

(4) In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

No partial dissent

(5) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(6) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent.

Idem

(7) The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

Notice of adoption of resolution

(8) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholders who voted for the resolution or who has withdrawn the objection.

Idem

(9) A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

Demand for payment of fair value

(10) A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

Certificates to be sent in

(11) Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Idem

(12) A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section.

Endorsement on certificate

(13) A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

Rights of dissenting shareholder

(14) On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b)	the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c)

the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder’s rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

Offer to pay

(15) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a)

a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

(16) Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

Idem

(17) Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Application to court to fix fair value

(18) Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

Idem

(19) If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

Idem

(20) A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

Costs

(21) If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

Notice to shareholders

(22) Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and

(b)

has not accepted an offer made by the corporation under subsection (15), if such an offer was made, of the date, place and consequences of the application and of the dissenting shareholder’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

Parties joined

(23) All dissenting shareholders who satisfy the conditions set out in clauses (22) (a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

Idem

(24) Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

Appraisers

(25) The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(26) The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

Interest

(27) The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Where corporation unable to pay

(28) Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

(29) Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder’s full rights are reinstated; or

(b)

retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Idem

(30) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

Court order

(31) Upon application by a corporation that proposes to take any actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court such application shall be served upon the Commission.

Commission may appear

(32) The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

EXHIBIT F — SUMMARY OF EFFECTS OF CHANGE OF JURISDICTION

The following summary of the most significant differences in shareholder rights is not intended to be complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware (“DGCL”), the Ontario Business Corporations Act (the “OBCA”) and the governing constating documents of the Corporation.

Votes Required for Certain Transactions

Under the OBCA, certain corporate actions, such as certain amalgamations (other than with a direct or indirect wholly-owned subsidiary), continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than 66 2/3% of the votes cast by the shareholders who voted in respect of the resolution. In certain cases, a special resolution to approve certain corporate actions is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

The DGCL requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or sale of substantially all of the assets of a corporation, except that no authorizing shareholder vote is required of a corporation surviving a merger if (a) such corporation’s certificate of incorporation is not amended in any respect by the merger, (b) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger and (c) the number of shares to be issued in the merger, together with the number of shares initially issuable upon conversion of any other shares, securities or obligations issued or delivered in the merger, does not exceed 20 percent of such corporation’s outstanding Common Shares immediately prior to the effective date of the merger. The DGCL does not generally require class voting, except in connection with certain amendments to the certificate of incorporation that, among other things, adversely affect a class of stock. Shareholder approval is also not required under the DGCL for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90 percent of the outstanding shares of each class of stock. Finally, unless required by its certificate of incorporation, shareholder approval is not required under the DGCL for a corporation to merge with or into a direct or indirect wholly owned subsidiary of a holding company (as defined in the DGCL) in certain circumstances.

Under Section 203 of the DGCL (“Section 203”), certain “business combinations” with “interested shareholders” of Delaware corporations are subject to a three year moratorium unless specified conditions are met. Under Section 203, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested shareholder” for three years following the date that such person or entity becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation’s outstanding voting shares (including any rights to acquire shares pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and shares with respect to which the person or entity has voting rights only).

The three year moratorium imposed by Section 203 on business combinations does not apply if (a) prior to the date on which such shareholder becomes an interested shareholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested shareholder; (b) upon consummation of the transaction that made him or her an interested shareholder, the interested shareholder owned at least 85% of the corporation’s voting shares outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date such person or entity becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholders’ meeting by 66 2/3% of the outstanding voting shares not owned by the interested shareholder. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two tiered bid for the corporation in which all shareholders would not be treated equally. Shareholders should note, however, that the application of Section 203 will confer upon the corporation’s board of directors the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for the corporation’s shares over the then current market price. Section 203 would also discourage certain potential acquirers unwilling to comply with its provisions. Section 203 does not presently apply to the Corporation. A Delaware corporation to which Section 203 applies (i.e., a company listed on a (US) national stock exchange or that has a class of voting securities held of record by more than 2,000 shareholders) may elect not to be governed by Section 203. The Corporation has not opted out of Section 203 and reserves the right to opt out of Section 203 at any time in the future.

Calling a Shareholder’s Meeting

Under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at the meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the OBCA for making such a requisition, the directors of the corporation must call a meeting of shareholders. If they do not, the shareholders who made the requisition may call the meeting.

Under the DGCL, special meetings of the shareholders may be called by the board of directors or by any other person as may be authorized to do so by the certificate of incorporation or the by-laws of the corporation. Under the By-laws of Kingsway Delaware, special meetings of the shareholders may be called only by or at the direction of the board of directors, the chairperson of the board of directors or by the secretary following his or her receipt of written demands to call a special meeting by stockholders of record holding at least [        ]% of the outstanding voting power.

Shareholder Consent in Lieu of Meeting

Under the OBCA, shareholder action without a meeting may only be taken by written resolution signed by all shareholders or their attorney authorized in writing who would be entitled to vote thereon at a meeting.

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken or which may be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by all the registered holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares of stock entitled to vote were present and voted. Kingsway Delaware’s Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting and may not be effected by any consent in writing; provided, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Notice of any action taken by less than unanimous consent must be given promptly to shareholders who did not consent to the action.

Shareholder Quorum

Under the OBCA, a corporation’s by-laws may specify the number of shares with voting rights attached thereto which shall be present, or represented by proxy, in order to constitute a quorum for the transaction of any business at any meeting of the shareholders.

Under the DGCL, a corporation’s certificate of incorporation or by-laws may specify the number of shares of stock or the voting power that shall be present, or represented by proxy, in order to constitute a quorum for the transaction of any business at any meeting of the shareholders, in no event, however, shall a quorum consist of less than 1/3rd of the shares entitled to vote at the meeting except that, where a separate vote by a class or series of classes or series is required, a quorum shall consist of no less than 1/3rd of the shares of such class or series or classes or series.

Under the Kingsway By-laws, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of Kingsway Delaware shall be present in person or represented by proxy in order to constitute a quorum for the transaction of business at all meetings of shareholders.

Advance Notice Provisions for Shareholder Nominations and Proposal

Under the OBCA, a proposal with respect to the nomination of candidates for election to the board of directors may be made at or before any annual meetings of the corporation. In addition, an Ontario corporation may also adopt advance notice provisions under its by-laws. Kingsway has not adopted any advance notice provisions under its by-laws.

With respect to a shareholder proposal to nominate directors, under the OBCA, a shareholder or persons who have the support of persons who, represent, in the aggregate, not less than 5% of the shares or 5% of the shares at a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented may submit notice to a corporation of any matter that such shareholder or shareholders propose to raise at a meeting of shareholders, which notice must be provided not later than 60 days prior to the anniversary of the last previous annual meeting of shareholders, if the proposal is to be raised at an annual meeting, and note less than 60 days prior to the date of a meeting other than the annual meeting, if the proposal is to be raised at a meeting other than the annual meeting. Such a proposal may not be with respect to a personal claim or redress a personal grievance against the corporation, its directors, officers or other security holders and must relate in a significant way to the business or affairs of the corporation, if a notice complies with the requirements of the OBCA, the corporation is required to include a statement relating thereto and not exceeding 500 words in the management proxy circular for the relevant meeting of shareholders. If a corporation refuses to accept a notice that otherwise complies with the related provisions of the OBCA, the shareholder or shareholders who provided such notice and proposal may apply to a court to make any order that it deems fit, including restraining the holding of a meeting at which it was sought to bring forth such a proposal.

The DGCL does not require advance notice for shareholder nominations and proposal, but a Delaware corporation may require such advance notice pursuant to its by-laws.

Under the Kingsway Delaware By-laws, notice of any shareholder nominations or proposals must be provided in writing to the Secretary of Kingsway Delaware. To be timely, a shareholder’s notice shall be delivered to the Secretary of Kingsway Delaware at the principal executive offices of Kingsway Delaware not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held or deemed to have occurred in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Any such notice must also contain the information and comply with the other procedural requirements of the By-laws.

Amendment to Governing Documents

Under the OBCA, any amendment to a corporation’s articles generally requires approval by special resolution which is a resolution passed by not less than 66 2/3% of the votes cast by shareholders entitled to vote on the resolution. The OBCA provides that unless the articles or by-laws otherwise provide, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required under the OBCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal. If the directors of a corporation do not submit a by-law, an amendment or a repeal to the shareholders at the next meeting of shareholders, the by-law, amendment or repeal will cease to be effective, and no subsequent resolution of the directors to adopt, amend or repeal a by-law having substantially the same purpose and effect is effective until it is confirmed or confirmed as amended by the shareholders.

The DGCL requires a vote of the corporation’s board of directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation. If an amendment alters the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, that class or series shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. If an amendment adversely affects the rights or preferences of a particular class or series of stock, that class or series must approve the amendment as a class even if the certificate of incorporation does not provide that right. The DGCL also states that the power to adopt, amend or repeal the by-laws of a corporation shall be in the shareholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the shareholders. The proposed Certificate of Incorporation confers such power on Kingsway Delaware’s board of directors.

Dissenters’ or Appraisal Rights

The OBCA provides that shareholders of a corporation governed thereunder who are entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The OBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include: (i) any amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation’s articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares; (iii) an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (vi) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; or (vii) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

Under the DGCL, registered holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation of the corporation by demanding payment in cash for the shares equal to the fair value (excluding any appreciation or depreciation as a consequence, or in expectation, of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. The DGCL grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued, and does not grant dissenters’ rights in connection with amendments to the certificate of incorporation. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or held of record by more than 2,000 shareholders, unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation (or depositary receipts in respect thereof), (b) stock of another corporation which is either listed on a national securities exchange or held of record by more than 2,000 shareholders, (c) cash in lieu of fractional shares, or (d) some combination of the above. In addition, dissenter’s rights are not available for any shares of the surviving corporation if the merger did not require the vote of the shareholders of the surviving corporation. The DGCL does not provide shareholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its stock (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired, or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation.

Oppression Remedy

The OBCA provides an oppression remedy that enables a court to make any order, either interim or final, to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that: (i) any act or omission of the corporation or an affiliate effects a result; (ii) the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or an affiliate are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer. A complainant may include: (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former officer or director of the corporation or any of its affiliates; and/or (c) any other person who in the discretion of the court is a proper person to make such application.

The oppression remedy provides the court with an extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders and other complainants. While conduct which is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action). The complainant is not required to give security for costs in an oppression action.

The DGCL does not provide for an oppression remedy. However, the DGCL provides a variety of legal and equitable remedies to a corporation’s shareholders for improper acts or omissions of a corporation, its officers and directors. Under the DGCL, only shareholders can bring an action alleging a breach of fiduciary duty by the directors of a corporation.

Derivative Action

Under the OBCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such corporation or subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or subsidiary. Under the OBCA, no action may be brought and no intervention in an action may be made unless the court is satisfied that the complainant has given notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court not less than fourteen (14) days before bringing the application, or otherwise as ordered by the court and (i) the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the OBCA, the court in a derivative action may make any order it thinks fit including, without limitation, (i) an order authorizing the complainant or any other person to control the conduct of the action, (ii) an order giving directions for the conduct of the action, (iii) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present security holders of the corporation or its subsidiary instead of to the Corporation or its subsidiary, and (iv) an order requiring the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action. In addition, under the OBCA, a court may order a corporation or its subsidiary to pay the complainant’s interim costs, including reasonable legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

Under the DGCL, derivative actions may be brought in Delaware by a shareholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a shareholder must aver in the complaint that he or she was a shareholder of the corporation at the time of the transaction of which he or she complains or that such shareholder’s stock thereafter devolved upon such shareholders by operation of law. A shareholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile. Like the OBCA, the DGCL does not require a bond or security by a plaintiff in a derivative action.

Director Election/Appointment

Under the OBCA, the directors of a corporation are to be elected at each annual meeting of shareholders at which an election of directors is required.

Under the DGCL, directors are elected annually by the stockholders entitled to vote, including the holders of common stock; provided that there is no classified board.

Under the Kingsway Delaware Certificate of Incorporation, directors are to be elected annually and there is no classified board.

Term of Directors

Under the OBCA, unless expressly elected for a stated term, each director ceases to hold office at the close of the first annual meeting of shareholders following his or her election; a director must cease to hold office not later than the close of the third annual meeting of shareholders following his or her election. If a director is appointed or elected to fill a vacancy, that director holds office for the unexpired term of the director’s predecessor.

Under Delaware law and the Kingsway Delaware By-Laws, each director holds office until the annual meeting at which his or her term expires and until his or her successor is elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.

Removal of Directors

Under the OBCA, provided that articles of the corporation do not provide for cumulative voting, shareholders of a corporation may by ordinary resolution passed at an annual or special meeting remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

If all of the directors have resigned or have been removed without replacement, a person who manages or supervises the management of the business and affairs of the corporation is deemed to be a director, unless the person who manages the business or affairs of the corporation is (a) an officer under the direction or control of a shareholder or other person, (b) a lawyer, notary accountant or other professional who participates in the management of the corporation solely for providing professional services or (c) a trustee in bankruptcy, receiver, receiver manager or secured creditor who participates in the management of the corporation or exercises control over its property solely for the purpose of the realization of security or the administration of the bankrupt’s estate, in the case of a trustee in bankruptcy.

Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of at least a majority of the outstanding shares entitled to vote at an election of directors. Kingsway Delaware’s Certificate of Incorporation and by-laws do not provide for cumulative voting or a classified board.

Director Qualifications

At least 25% of the directors of a corporation governed by the OBCA must be resident Canadians, unless the corporation has less than 4 directors (in which case at least one director must be a resident Canadian).

The OBCA also requires that an offering corporation (i.e. a reporting issuer or public company) have at least three directors, at least one-third of whom must not be officers or employees of the corporation or its affiliates.

Delaware law does not have comparable requirements, but a corporation can prescribe qualifications for directors under its certificate of incorporation or by-laws.

Kingsway Delaware does not have qualification for directors under its Certificate of Incorporation or By-Laws.

Cumulative Voting

Under the OBCA, unless a corporation’s articles provide otherwise, there is no cumulative voting for the election of directors. Under Delaware law, cumulative voting in the election of directors is not mandatory, and for cumulative voting to be effective it must be expressly provided for in the certificate of incorporation. In an election of directors under cumulative voting, each share of stock nominally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Without cumulative voting, the holders of a majority of the shares of stock present at an annual meeting would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares of stock. The Certificate of Incorporation of Kingsway Delaware does not provide for cumulative voting.

Classified Board of Directors

A classified board of directors is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. The DGCL permits a corporation to establish a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered three year terms of office, with only one class of directors standing for election each year. Members of a classified board may be removed from office only for cause. A classified board of directors could therefore discourage acquisitions of the corporation not approved by management, since the acquiror could be unable to install its own designees on the board for more than two years after acquiring control. Kingsway Delaware’s Certificate of Incorporation and by-laws do not provide for a classified board.

Fiduciary Duties of Directors

Directors of corporations governed by the OBCA have fiduciary obligations to the corporation. Under the OBCA, directors of an OBCA corporation must act honestly and in good faith with a view to the best interests of the corporation, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director is not liable for breach of this duty of care under the OBCA if he or she relies in good faith on (i) financial statements of the corporation represented to him or her by an officer of the corporation or in a written report of the auditor of the corporation fairly to reflect the financial condition of the corporation, (ii) an interim or other financial report of the corporation represented to him or her by an officer of the corporation to present fairly the financial position of the corporation in accordance with generally accepted accounting principles, (iii) a report or advice of an officer or employee of the corporation where it is reasonable in the circumstances to rely on the report or advice or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

Under the DGCL, the duty of care requires that the directors act in an informed and deliberative manner and to inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner that the directors reasonably believe to be in the best interests of the shareholders.

The DGCL also provides that the charter of the corporation may include a provision which limits or eliminates the liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, breach of the duty of loyalty, the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or transactions from which such director derived an improper personal benefit. Kingsway Delaware’s Certificate of Incorporation eliminates the liability of directors to Kingsway Delaware or its shareholders for monetary damages for breach of fiduciary duty as directors to the fullest extent permitted by Delaware laws, as that law exists currently and as it may be amended in the future.

The OBCA does not permit any such limitation of a director’s liability.

Interested Director Transactions

Under the OBCA, a director or officer is required to disclose any conflict of interest in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest. Subject to certain exceptions, a director who has a conflict of interest shall not attend any part of a meeting of directors during which the relevant contract or transaction giving rise to the conflict of interest is discussed and shall not vote on any resolution to approve of the contract or transaction.

Under the DGCL, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest, provided that certain conditions are met, such as obtaining required disinterested board approval, fulfilling the requirements of good faith and full disclosure, or proving the fairness of the transaction.

Corporate Opportunity

Under Section 122(17) of the Delaware General Corporation Law, every corporation has the ability to renounce in its certificate of incorporation or by board action any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specific business opportunities that are presented to the corporation or to the officers, directors or shareholders. Kingsway Delaware’s certificate of incorporation contains such a waiver of any interest or expectancy of the Corporation in any matter, transaction, interest or business or investment opportunity that is presented to or comes into the possession of any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries unless such corporate opportunity is presented to such person solely in their capacity as a director. The Board has the ability to limit the scope of the waiver by subsequent Board action.

Loans to Officers and Employees

Under the DGCL, a Delaware corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

Filling Vacancies on the Board of Directors

Under the OBCA, subject to the articles of the corporation, a vacancy among the directors may be filled at a meeting of shareholders or by a quorum of directors except when the vacancy results from an increase in the number or maximum number of directors or from a failure to elect the appropriate number of directors required by the articles. Each director appointed holds office until his or her successor is elected at the next meeting of shareholders of the corporation unless his or her office is vacated earlier.

Under the DGCL, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Indemnification of Officers and Directors

Under the OBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer, or another person acting in similar capacity, of another entity (each an “Indemnifiable Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation, if: (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. A corporation may with the approval of a court, indemnify an Indemnifiable Person or advance monies, in respect of or by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made party because of the individual’s association with the corporation or other entity if the individual fulfils the requirements under (a) and (b), above. An Indemnifiable Person is entitled to indemnity from the corporation if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set out in (a) and (b), above.

The DGCL generally permits the indemnification of expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in the defense or settlement of a direct, derivative, or third party action, provided there is a determination by a majority vote of a disinterested quorum of the directors or a committee of the board, by independent legal counsel, or by the shareholders, that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any action by the corporation, including any derivative action, in which the person was adjudged liable. Kingsway Delaware’s Certificate of Incorporation and By-Laws require it to indemnify its officers and directors and former officers and directors to the fullest extent permitted by Delaware law, as the same may be amended from time to time. Irrespective of the contents of Kingsway Delaware’s charter documents, Delaware law requires indemnification of reasonable defense expenses incurred by a director or officer, in any such proceeding, to the extent the director or officer was successful in the defense of the proceeding.

In a derivative action under the DGCL, or an action by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation.

However, in such a case, no indemnification shall be made if the person is adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The DGCL allows the corporation to advance expenses before the resolution of an action, if the person agrees to repay any such amount advanced if they are later determined not to be entitled to indemnification. In addition,

Delaware law authorizes a corporation to purchase insurance for the benefit of its officers and directors whether or not the corporation would have the power to indemnify against the liability covered by the policy but subject to limits imposed by insurance law.

Access to Corporate Records

The OBCA provides that shareholders and creditors of a corporation, their agents and legal representatives and the Director (as defined in the OBCA) may examine certain of the corporation’s records during usual business hours and take extracts from those records free of charge, and if the corporation is an offering corporation, any other person may do so upon payment of a reasonable fee. In addition, shareholders and creditors of a corporation, their agents and legal representatives and, if the corporation is an offering corporation, any other person, may obtain a list of registered shareholders upon payment of a reasonable fee and sending the corporation a statutory declaration.

Under the DGCL, any shareholder of a corporation, their agents or legal representatives may make a written demand to examine the records of that corporation. Such a demand to examine the corporation’s records must have a proper purpose, be sworn under oath, and directed to that corporation at its principal place of business or its registered office in Delaware. A proper purpose is one that is reasonably related to that shareholder’s interest in the corporation as a shareholder.

Dividends and Repurchases of Shares

Under the OBCA, the board of directors may declare and a corporation may pay a dividend by issuing fully paid shares of the corporation or options or rights to acquire fully paid shares of the corporation and a corporation may pay a dividend in money or property. The board of directors, however, shall not declare and/or pay a dividend if there are reasonable grounds for believing that: (a) the corporation is, or after the payment, would be unable to pay its liabilities as they become due; or (b) the realizable value of the corporation’s assets would thereby be less than the aggregate of (i) its liabilities, and (ii) its stated capital of all classes. In the case of payment by a corporation to purchase or redeem shares, under the OBCA, a corporation may not do so if there are reasonable grounds for believing that (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or (b) after the payment, the realizable value of the corporation’s assets would be less than the aggregate of, (i) its liabilities, and (ii) the amount that would be required to pay the holders of shares that have a right to be paid, on a redemption or in a liquidation, rateably with or before the holders of the shares to be purchased or redeemed, to the extent that the amount has not been included in its liabilities.

The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Dissolution

Under the OBCA, the liquidation or dissolution of the corporation requires the approval of, subject to any applicable court order, two-thirds of the votes cast at a meeting of shareholders and of two thirds of the votes cast by holders of shares of each class or series entitled to vote separately thereon.

Under the DGCL, dissolution may be authorized by unanimous approval of all the shareholders entitled to vote thereon, without action of the directors, or by the board of directors followed by approval by a simple majority of the outstanding shares of the corporation’s stock entitled to vote.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Pursuant to the OBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer, or another person acting in similar capacity, of another entity (each an “Indemnifiable Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation, if: (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. A corporation may with the approval of a court, indemnify an Indemnifiable Person or advance monies, in respect of or by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made party because of the individual’s association with the corporation or other entity if the individual fulfils the requirements under (a) and (b), above. An Indemnifiable Person is entitled to indemnity from the corporation if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set out in (a) and (b), above.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favour, by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney’s fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Item 21. Exhibits and Financial Statement Schedules

(a) See Exhibit Index.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a)

the undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

(b)

that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(c)

That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(d)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(e)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description

2.1

Stock Purchase Agreement, dated as of May 17, 2016 by and among CMC Acquisition, LLC, CRIC TRT Acquisition LLC and BNSF-Delpres Investments Ltd. (included as Exhibit 2.1 to the Form 8-K, filed July 20, 2016, and incorporated herein by reference).

2.2

Amendment to Stock Purchase Agreement, dated as of June 17, 2016, by and among CMC Acquisition, LLC, CRIC TRT Acquisition LLC, and BNSF-Delpres Investments Ltd. (included as Exhibit 2.1 to the Form 8-K, filed June 17, 2016, and incorporated herein by reference).

2.3

Stock Purchase Agreement By and Among Premier Holdings, LLC, Advantage Auto MGA, LLC, Mendota Insurance Company, Kingsway America Inc. and Kingsway Financial Services Inc., Dated as of July 16, 2018 (included as Exhibit 2.1 to the Form 8-K, filed July 20, 2018, and incorporated herein by reference).

3.1	Form of Certificate of Domestication of Kingsway Financial Services Inc.

3.2	Form of Certificate of Incorporation of Kingsway Financial Services Inc.

3.3	Form of Bylaws of Kingsway Financial Services Inc.

4.1

Trust Indenture dated July  10, 2007 among Kingsway 2007 General Partnership, Kingsway Financial Services Inc., Kingsway America Inc., and Computershare Trust Company of Canada (included as Exhibit 4.2 to the Form 10-K, filed March  30, 2012, and incorporated herein by reference).

4.2

Indenture dated December 4, 2002 between Kingsway America Inc. and State Street Bank and Trust Company of Connecticut, National Association (included as Exhibit 4.3 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.3	Indenture dated May 15, 2003 between Kingsway America Inc. and U.S. Bank National Association (included as Exhibit 4.4 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.4

Indenture dated October 29, 2003 between Kingsway America Inc. and U.S. Bank National Association (included as Exhibit 4.5 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.5

Indenture dated May 22, 2003 between Kingsway America Inc., Kingsway Financial Services Inc., and Wilmington Trust Company (included as Exhibit 4.6 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.6

Junior Subordinated Indenture dated September 30, 2003 between Kingsway America Inc. and J.P Morgan Chase Bank (included as Exhibit 4.7 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

4.7

Indenture dated December  16, 2003 between Kingsway America Inc., Kingsway Financial Services Inc., and Wilmington Trust Company (included as Exhibit 4.8 to the Form 10-K, filed March  30, 2012, and incorporated herein by reference).

4. 8	Amended and Restated Common Shares Series B Warrant Agreement, dated July 8, 2014 (included as Exhibit 4.1 to the Form 8-K, filed July 10, 2014, and incorporated herein by reference).

5.1	Form of Opinion of McDermott Will & Emery LLP.

8.1	Form of Opinion of McDermott Will & Emery LLP.

8.2	Form of Opinion of Norton Rose Fulbright Canada LLP.

10.1

Kingsway Financial Services Inc. 2013 Equity Incentive Plan (included as Schedule B to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013, and incorporated herein by reference).*

10.2	Amendment No. 1 to the Kingsway Financial Services Inc. 2013 Equity Incentive Plan (included as Exhibit 10.1 to Form 10-Q on August 8, 2018; and incorporated herein by reference).

10.3	Form of Subscription Agreement (included as Exhibit 10.1 to the Form 8-K, filed December 27, 2013, and incorporated herein by reference).

10.4

Registration Rights Agreement, dated February 3, 2014, by and among the Company and the other parties signatory thereto (included as Exhibit 10.2 to the Form 8-K, filed February 4, 2014, and incorporated herein by reference).

10.5

Kingsway America Inc. Employee Share Purchase Plan (included as Schedule B to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014 and incorporated herein by reference).*

10.6

Agreement to Buyout and Release dated February 24, 2015 between 1347 Advisors LLC and 1347 Property Insurance Holdings, Inc. (included as Exhibit 10.1 to the Form 8-K, filed February 27, 2015, and incorporated herein by reference).

10.7

Stockholders’ Agreement, dated as of July 14, 2016, by and between CMC Industries, Inc., CMC Acquisition LLC and CRIC TRT Acquisition LLC (included as Exhibit 10.1 to Form 8-K, filed July 20, 2016, and incorporated herein by reference).

10.8

Management Services Agreement, dated as of July 14, 2016, by and between TRT LeaseCo, LLC and DGI-BNSF Corp. (included as Exhibit 10.2 to Form 8-K, filed July 20, 2016, and incorporated herein by reference).

10.9	TRT LeaseCo, LLC 4.07% Senior Secured Note, Due May 15, 2034 (included as Exhibit 10.3 to Form 10-Q, filed August 4, 2016, and incorporated herein by reference).

10.10

Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement, dated as of March 12, 2015, from TRT LeaseCo, LLC to Malcolm Morris, as Deed of Trust Trustee for the benefit of Wells Fargo Bank Northwest, N.A., as trustee (included as Exhibit 10.4 to Form 10-Q, filed August 4, 2016, and incorporated herein by reference).

10.11

Lease between TRT LeaseCo, LLC, as Landlord, and BNSF Railway Company (f/k/a The Burlington Northern and Santa Fe Railway Company), as Tenant, dated as of June 1, 2014 (included as Exhibit 10.5 to Form 10-Q, filed August 4, 2016, and incorporated herein by reference).

10.12

Stock Purchase Agreement, dated as of November 9, 2016 by and between the Company and GrizzlyRock Institutional Value Partners, LP. (included as Exhibit 10.1 to Form 8-K, filed November 16, 2016, and incorporated herein by reference).

10.13

Stock Purchase Agreement, dated as of November 9, 2016 by and between the Company and W.H.I. Growth Fund Q.P., L.P. (included as Exhibit 10.2 to Form 8-K, filed November 16, 2016, and incorporated herein by reference).

10.14

Stock Purchase Agreement, dated as of November 9, 2016 by and between the Company and Yorkmont Capital Partners, LP. (included as Exhibit 10.3 to Form 8-K, filed November 16, 2016, and incorporated herein by reference).

10.15

Registration Rights Agreement, dated as of November 16, 2016 by and among the Company, GrizzlyRock Institutional Value Partners, LP and W.H.I. Growth Fund Q.P., L.P. (included as Exhibit 10.4 to Form 8-K, filed November 16, 2016, and incorporated herein by reference).

10.16

Registration Rights Agreement, dated as of November 16, 2016 by and between the Company and Yorkmont Capital Partners, LP. (included as Exhibit 10.5 to Form 8-K, filed November 16, 2016, and incorporated herein by reference).

10.17

Right of First Offer Agreement, dated as of November 16, 2016 by and between the Company and GrizzlyRock Institutional Value Partners, LP. (included as Exhibit 10.6 to Form 8-K, filed November 16, 2016, and incorporated herein by reference).

10.18

Right of First Offer Agreement, dated as of November 16, 2016 by and between the Company and W.H.I. Growth Fund Q.P., L.P. (included as Exhibit 10.7 to Form 8-K, filed November 16, 2016, and incorporated herein by reference.

21.1	Subsidiaries of the Company

23.1	Consent of BDO USA LLP

23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 8.1)

23.4	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 8.2)

99.1*	Form of Proxy Card of Kingsway Financial Services Inc.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Kingsway Financial Services Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois on September 28, 2018.

KINGSWAY FINANCIAL SERVICES INC.

By:	/s/ John T. Fitzgerald
Name: John T. Fitzgerald
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

/s/ John T. Fitzgerald John T. Fitzgerald	President, Chief Executive Officer and Director (principal executive officer)	September 28, 2018

/s/ William A. Hickey, Jr. William A. Hickey, Jr.	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	September 28, 2018

/s/ Terence Kavanagh Terence Kavanagh	Chairman of the Board and Director	September 28, 2018

/s/ Gregory Hannon Gregory Hannon	Director	September 28, 2018

/s/ Doug Levine Doug Levine	Director	September 28, 2018

/s/ Joseph Stilwell Joseph Stilwell	Director	September 28, 2018

/s/ Larry G. Swets, Jr. Larry G. Swets, Jr.	Director	September 28, 2018